                                                                   Exhibit 10.60


                            AIRCRAFT LEASE AGREEMENT

                         Dated as of September 15, 1999

                                     Between

                           COMPASS CAPITAL CORPORATION
                                    As Lessor

                                     - and -

                              ALOHA AIRLINES, INC.
                                    As Lessee

                                  In respect of

                     Aircraft:                   Boeing 737-2T4
                     Serial No:                  23443
                     F.A.A. Registration Mark:   N807AL

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The rights of Lessor under this Aircraft Lease Agreement and in the Aircraft covered hereby will be or have been assigned to, and are or will be subject to a security interest in favor of The Provident Bank, as Lender and Secured Party under that certain Loan and Security Agreement dated as of July 15, 1999, as supplemented. To the extent, if any, that this Aircraft Lease Agreement constitutes chattel paper (as such term is defined in the uniform commercial code as in effect in any applicable jurisdiction), no security interest in this Aircraft Lease Agreement may be created through this transfer of possession of any counterpart other than the original counterpart which shall be identified as the counterpart containing this receipt therefor executed by The Provident Bank as Lender, on the signature page thereof

                        FELTMAN, KARESH, MAJOR & FARBMAN,
                          Limited Liability Partnership
                               Carnegie Hall Tower
                              152 West 57th Street
                            New York, New York 10019

                               TABLE OF CONTENTS


CLAUSE                                                       PAGE
------                                                       ----
1.       INTERPRETATION                                      1
1.1      DEFINITIONS                                         1
1.2      CONSTRUCTION                                        10

2.       REPRESENTATIONS AND WARRANTIES                      11
2.1      Lessee's Representations and Warranties             12
2.2      Lessee's Further Representations and Warranties     13
2.3      Repetition                                          13
2.4      Lessor's Representations and Warranties             13

3.       CONDITIONS PRECEDENT                                14
3.1      Lessor's Conditions Precedent                       15
3.2      Further conditions precedent                        17
3.3      Waiver                                              17
3.4      Lessee's Conditions Precedent                       17

4.       COMMENCEMENT; TERM                                  17
4.1      Leasing                                             17
4.2      [Intentionally Omitted]                             17
4.3      [Intentionally Omitted]                             17
4.4      Licenses                                            17
4.5      [Intentionally Omitted]                             17
4.6      Indemnity                                           17
4.7      Early Termination Option                            18

5.       PAYMENTS                                            18
5.1      [Intentionally Omitted]                             18
5.2      Rental Periods                                      18
5.3      Rent                                                18
5.4      [Intentionally Omitted]                             19
5.5      Payments                                            19
5.6      Gross-up                                            19
5.7      Taxation                                            19
5.8      Value Added Tax                                     20
5.9      Information                                         20
5.10     Taxation of Indemnity Payments                      20
5.11     Default Interest                                    21
5.12     Contest                                             21
5.13     Absolute                                            21
5.14     Security                                            21


6.       MANUFACTURER'S WARRANTIES                           22
6.1      Assignment                                          22
6.2      Proceeds                                            22
6.3      Parts                                               22
6.4      Agreement                                           22

7.       LESSOR'S COVENANTS                                  23
7.1      Quiet Enjoyment                                     23
7.2      Lessor Obligations Following Expiry Date            23
7.3      Fixed Place of Business                             23

8.       LESSEE'S COVENANTS                                  23
8.1      Duration                                            23
8.2      Information                                         24
8.3      Lawful and Safe Operation                           25
8.4      Taxes and other Outgoings                           26
8.5      Sub-Leasing                                         26
8.6      Inspection                                          26
8.7      Ownership; Property Interests; Related Matters      27
8.8      General                                             27
8.9      Records                                             28
8.10     Protection                                          29
8.11     Maintenance and Repair                              29
8.12     Removal of Engine and Parts                         31
8.13     Installation of Engines and Parts                   32
8.14     Non-Installed Engines and Parts                     32
8.15     Pooling of Engines and Parts                        33
8.16     Equipment Changes                                   34
8.17     Title                                               34
8.18     Third Party                                         34

9.       INSURANCE                                           34
9.1      Insurances                                          35
9.2      Requirements                                        35
9.3      Change                                              36
9.4      Insurance Covenants                                 36
9.5      Failure to Insure                                   37
9.6      Continuing Indemnity                                37
9.7      Application of Insurance Proceeds                   37

10.      INDEMNIFICATION                                     37
10.1     General                                             38
10.2     Duration                                            38

11.      EVENTS OF LOSS                                      38
11.1     Events of Loss                                      39


11.2     Requisition                                         39

12.      RETURN OF AIRCRAFT                                  39
12.1     Return                                              39
12.2     Final Inspection                                    39
12.3     Non-Compliance                                      40
12.4     Redelivery                                          40
12.5     Acknowledgement                                     40
12.6     Maintenance Program                                 40
12.7     Fuel                                                40
12.8     [Intentionally Omitted]                             41

13.      DEFAULT                                             41
13.1     Events                                              41
13.2     Rights                                              42
13.3     Deregistration                                      44
13.4     Default Payments                                    44

14.      ASSIGNMENT                                          45

15.      ILLEGALITY                                          45

16.      MISCELLANEOUS                                       45
16.1     Waivers, Remedies Cumulative                        45
16.2     Delegation                                          45
16.3     Certificates                                        45
16.4     Appropriation                                       45
16.5     Currency Indemnity                                  45
16.6     Set-off                                             46
16.7     Severability                                        47
16.8     Remedy                                              47
16.9     Expenses                                            47
16.10    Time of Essence                                     48
16.11    Notices                                             48
16.12    Law and Jurisdiction                                49
16.13    Sole and Entire Agreement                           50
16.14    Indemnification                                     50
16.15    Counterparts                                        50
16.16    Language                                            50

17.      DISCLAIMERS AND WAIVERS                             50
17.1     Exclusion                                           51
17.2     Waiver                                              51
17.3     Confirmation                                        51

18.      SECTION 1110                                        51


SCHEDULE 1
PART 1 - DESCRIPTION OF AIRCRAFT
PART 2 - AIRCRAFT DOCUMENTS

SCHEDULE 2
[INTENTIONALLY OMITTED]

SCHEDULE 3
OPERATING CONDITION AT REDELIVERY

SCHEDULE 4
INSURANCE REQUIREMENTS

THIS AIRCRAFT LEASE AGREEMENT is made as of 15th day of September, 1999 between

COMPASS CAPITAL CORPORATION, a corporation incorporated under the laws of the State of California whose chief executive office is 750 Battery Street, Suite 430, San Francisco, California 94111 U.S.A. ("Lessor"); and

ALOHA AIRLINES, INC., a corporation incorporated under the laws of the State of Delaware whose principal address is 371 Aokea Street, Honolulu, Hawaii 96819, U.S.A. ("Lessee").

WHEREAS: Lessor wishes to lease to Lessee and Lessee is willing to lease from Lessor the Aircraft on the terms of this Agreement.

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  DEFINITIONS

In this Agreement the following terms shall have the following meanings:

Agreed Maintenance Performer  Lessee or such other person as shall be approved from time to time in writing by Lessor (such approval not to be unreasonably withheld).

Agreed Maintenance Program    such Program as shall be approved by the FAA and
                              agreed to from time to time in writing by Lessor.

Agreed Value                  the amount set forth in Appendix A.

Air Authority                 the FAA.

Aircraft the aircraft described in Part 1 of Schedule 1, (which term includes where the context admits a separate reference to all Engines, Parts and Aircraft Documents).

Aircraft Documents            the documents, data and records identified in
                              Part 2 of Schedule 1 and all additions,
                              renewals, revisions and replacements from time to time made in accordance with this Agreement.

Airframe                      the Aircraft, excluding the Engines and Aircraft
                              Documents.

APU the auxiliary power unit installed on the Aircraft on the date on which the Aircraft was delivered pursuant to the Prior Lease and any replacement auxiliary power unit installed in accordance with this Agreement.

Boeing The Boeing Company, a Delaware corporation with its principal office in Seattle, State of Washington, U.S.A.

Business Day                  a day (other than a Saturday or Sunday) on which
                              business of the nature required by this
                              Agreement is carried out in San Francisco, California, Cincinnati, Ohio and the State of
                              Incorporation or where used in relation to payments on which banks are open for business in London, Hawaii, California and Ohio.

Certificated Air Carrier      shall mean any corporation (except the United
                              States Government) domiciled in the United
                              States of America and holding a Certificate of Convenience and Necessity issued under Section
                              401 of the Federal Aviation Act by the
                              Department of Transportation or any predecessor or successor agency thereto, or, in the event such Certificates shall no longer be issued, any corporation (except the United States
                              Government) domiciled in the United States of America and legally engaged in the business of transporting for hire passengers or cargo by air predominantly to, from or between points within the United States of America, and, in either event, operating commercial jet aircraft, which also is certificated so as to fall within the purview of Section 1110 of Title 11 of the United States Code or any analogous statute.

Commencement Date             September 15, 1999

Cycle                         one take-off and landing of the Aircraft.

Damage Notification
Threshold                     the amount set forth in Appendix A.

Default any Event of Default and any event or condition which with the giving of notice or lapse of time would constitute an Event of Default.

Dollars and $                 the lawful currency of the United States of
                              America.

Engine                        whether or not installed on the Aircraft:

                              (a) each engine of the manufacture and model specified in Part 1 of Schedule 1 (each of which has 750 or more rated takeoff horsepower or the equivalent of such horsepower), such engines being specified as to serial numbers on the Part 1 of Schedule 1; or

                              (b) any engine which has replaced that engine, title to which has or should have, passed to Lessor in accordance with this Agreement;

                              and in each case includes all modules and Parts from time to time belonging to or installed in that engine but excludes any properly replaced engine title to which has, or should have, passed to Lessee pursuant to this Agreement.

Event of Default              an event or condition specified in Clause 13.1.

Event of Loss                 with respect to the Aircraft (including for the
                              purposes of this definition the Airframe):

                              (a) the actual or constructive total loss of the Aircraft (including any damage to the Aircraft which results in an insurance settlement on the basis of a total loss, or requisition for use or hire which results in an insurance settlement on the basis of a total loss); or

                              (b) it being destroyed, damaged beyond repair or permanently rendered unfit for normal use for any reason whatsoever; or

                              (c) the requisition of title, or other
                              compulsory acquisition, capture, seizure, deprivation, confiscation or detention for any reason of the Aircraft by the government of the State of Registration or other competent authority (whether de jure or de facto), but excluding requisition for use or hire not involving requisition of title; or

                              (d) the hi-jacking, theft, condemnation, confiscation, seizure or requisition for use or hire of the Aircraft which deprives any person permitted by this Agreement to have possession and/or use of the Aircraft of its possession and/or use for more than 15 days.

Excusable Delay               with respect to delivery of the Aircraft, delay
                              or
                              non-performance due to or arising out of acts of God or public enemy, civil war, insurrection or riot, fire, flood, explosion, earthquake, accident, epidemic, quarantine restriction, any act of government, governmental priority, allocation, regulation or order affecting directly or indirectly, the Aircraft, any manufacturer, Lessor or any materials or facilities, strike or labor dispute causing cessation, slowdown or interruption of work, inability after due and timely diligence to procure equipment, data or materials from manufacturers, suppliers, any existing owner, seller or lessee in a timely manner, damage, destruction or loss, or any other cause to the extent that such cause is beyond the control of Lessor whether above mentioned or not and whether or not similar to the foregoing.

Expiry Date                   6 September 2007 or if earlier the date on
                              which:

                              (a) the Aircraft has been redelivered in accordance with this Agreement; or

                              (b) Lessor receives the Agreed Value following an Event of Loss.

FAA the Federal Aviation Administration of the United States of America and any successor thereof.

Federal Aviation Act          United States Federal Aviation Act of 1958, as
                              amended, or any similar legislation of the United States of America enacted in substitution or replacement thereof

Financial Indebtedness        any indebtedness in respect of

                              (a) moneys borrowed or raised;

                              (b) any liability under any debenture, bond, note, loan stock, acceptance, documentary credit or other security;

                              (c) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession; or

                              (d) any guarantee, indemnity or similar
                              assurance
                              against financial loss of any person in respect of the above.

Financing Statements          Uniform Commercial Code Financing Statements in
                              respect of this Agreement, the Mortgage and the Security Agreement and the collateral described therein prepared in a form acceptable for filing with the applicable Government Entities in the Habitual Base, the State in which Lessee's chief executive office is located and such other jurisdictions as Lessor shall reasonably require.

First Termination Amount      the amount set forth in Appendix A.

Flight Hour                   each hour or part thereof (rounded up to two
                              decimal places) elapsing from the moment the wheels of the Aircraft leave the ground on take off until the wheels of the Aircraft next touch the ground.

Governing Law                 the laws of the State of New York.

Government Entity             (a) any national government, political
                              subdivision thereof, or local jurisdiction therein;

                              (b) any instrumentality, board, commission, court, or agency of any thereof; however constituted; and

                              (c) any association, organization, or
                              institution of which any of the above is a member or to whose jurisdiction any thereof is subject or in whose activities any of the above is a participant.

Habitual Base                 the State of Hawaii or, subject to the prior
                              written consent of Lessor, any other state, country or countries in which the Aircraft is for the time being habitually based.

Indemnitees                   each of the Prior Interested Parties, Lessor and
                              Lender including any of their respective successors and assigns, shareholders, subsidiaries, affiliates, partners, contractors, directors, officers, servants, agents and employees.

Interim Period                the period specified in Section 5.2.

                               [Missing page 6]

                               [Missing page 7]
                              occurrence).

Mortgage the Loan and Security Agreement, dated as of July 15, 1999 between Lessor as "Borrower" and Lender as "Lender" and any supplements and amendments thereto in respect of the Aircraft.

Other Leases                  (x) the Aircraft Lease Agreement made or to be
                              made between Lessor and Lessee with respect to Boeing 737-200A Aircraft Serial Number 23443;
                              and (y) any other agreement (other than this Agreement) made or to be made between Lessor (or an affiliate or associate of Lessor) and Lessee
                              (or an affiliate or associate of Lessee).

Part                          whether or not installed on the Aircraft:

                              (a) any component, furnishing or equipment
                              (other than a complete Engine) furnished or delivered with the Aircraft pursuant to the Prior Lease and any replacement component, furnishing or equipment installed in accordance with this Agreement; and

                              (b) any other component, furnishing or equipment (other than a complete Engine) title to which has, or should have passed to Lessor pursuant to this Agreement but excluding (i) any such items title to which has, or should have, passed to Lessee pursuant to this Agreement and (ii) any Lessee Installed Seats.

Permitted Lien                (a) any lien for Taxes not assessed or, if
                              assessed, not yet due and payable, or being contested in good faith by appropriate proceedings;

                              (b) any lien of a repairer, mechanic, carrier, hangarkeeper or other similar lien arising in the ordinary course of business or by operation of law in respect of obligations which are not overdue or are being contested in good faith by appropriate proceedings; but only if (in the case of both (a) and (b) (i) adequate reserves have been provided by Lessee for the payment of the Taxes or obligations; and (ii) such proceedings, or the continued existence of the lien, do not give rise to any likelihood of the sale, forfeiture or other loss of the Aircraft or any interest therein or of criminal liability on Lessor or

                              Lender; and

                              (c) any Lessor Lien.

Person shall mean and include any individual person, corporation, partnership, firm, joint stock company, joint venture, trust, estate, unincorporated organization, association,
                              Governmental Entity, or organization or
                              association of which any of the above is a member or a participant.

Prior Interested Parties      each of (i) AerFi Finance (Bermuda) No. 3
                              Limited (formerly known as GPA Finance (Bermuda)
                              No. 3 Limited), as prior, a prior owner and, to the extent applicable, as prior lessor, (ii)
                              AerFi Group plc (formerly known as GPA Group plc), as a prior owner and, to the extent applicable, as prior lessor, (iii) AerFi
                              Corporation, as prior lessor and a prior owner on the FAA Registry (iv) Wilmington Trust
                              Company, as prior trustee, (v) GE Capital
                              Aviation Services, Inc. and (vi) GE Capital
                              Aviation Services, Limited.

Prior Lease                   the Aircraft Lease Agreement, dated as of May
                              27, 1994, between Lessor and Lessee, as
                              supplemented, amended and assigned.

Redelivery Location           an airport within the United States of America
                              to be agreed between Lessor and Lessee.

Reference Banks               The Provident Bank.

Rent                          all amounts payable pursuant to Clause 5.3.

Rent Amount                   the amount set forth in Appendix A.

Rental Period                 each period ascertained in accordance with
                              Clause 5.2.

Rent Date                     the first day of each Rental Period.

Second Termination Amount     the amount set forth in Appendix A.

Security Interest             any mortgage, charge, pledge, lien, assignment,
                              hypothecation, right of set-off or any agreement or arrangment having the effect of creating a security interest other than a Permitted Lien, or any agreement to create the foregoing other than a Permitted
                              Lien.

State of Incorporation        the State of Delaware.

State of Registration         the United States of America.

Subsidiary                    (a) in relation to any reference to accounts,
                              any company whose accounts are consolidated with the accounts of Lessee in accordance with accounting principles generally accepted under accounting standards of the State of Incorporation;

                              (b) for any other purpose an entity from time to time:

                              (i) of which another has direct or indirect control or owns directly or indirectly more than 50 per cent of the voting share capital; or

                              (ii) which is a direct or indirect subsidiary of another under the laws of the jurisdiction of its incorporation.

Taxes taxes, duties and the like of all kinds and any other amount corresponding to any taxation together with any penalties, fines, surcharge or interest thereon.

Term the period commencing on the Commencement Date and ending on the Expiry Date.

Termination Payment           has the meaning assigned to such term in Clause
                              4.7 of this Agreement.


1.2  CONSTRUCTION

(a) In this Agreement, unless the contrary intention is stated, a reference to:

    (i) each of "Lessor" or "Lessee" or any other person includes without prejudice to the provisions of this Agreement any successor in title to it and any permitted assignee;

    (ii) words importing the plural shall include the singular and vice versa;

    (iii) any document shall include that document as amended, novated or supplemented;

    (iv) a law (1) includes any statute, decree, constitution, regulation, order, judgment or directive of any Government Entity; (2) includes any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; (3) includes any judicial or administrative interpretation or application thereof and (4) is a reference to that provision as amended, substituted or re-enacted; and

     (v) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement, and

(b) The headings in this Agreement are to be ignored in construing this Agreement.

2.  REPRESENTATIONS AND WARRANTIES

2.1 Lessee's Representations and Warranties: Lessee represents and warrants to Lessor that:--

(a) Status: Lessee is a corporation duly incorporated and validly existing in good standing under the laws of the State of Incorporation and has the corporate power to own its assets and carry on its business as it is being conducted and is the holder of all necessary air transportation licenses required in connection therewith and with the use and operation of the Aircraft;

(b) Power and Authority: Lessee has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement;

(c) Legal Validity: This Agreement constitutes Lessee's legal, valid and binding obligations;

(d) Non-conflict: The entry into and performance by Lessee of, and the transactions contemplated by, this Agreement do not and will not:

     (i) conflict with any laws binding on Lessee; or

     (ii) conflict with the constitutional documents of Lessee; or

     (iii) conflict with or result in default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, bank loan or credit agreement or other agreement which is binding upon Lessee or any of its assets nor result in the creation of any Security Interest over any of its assets;

(e) Authorization: All authorizations, consents, registrations and notifications required in connection with the entry into, performance, validity and enforceability of, this Agreement and the transactions contemplated by this Agreement, have been (or will on or before the Commencement Date have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;

(f)  No Immunity:

     (i) Lessee is subject to civil commercial law with respect to its obligations under this Agreement; and

     (ii) neither Lessee nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement by Lessee constitute private and commercial acts;

(g) Accounts: the audited consolidated accounts of Aloha Airgroup, Inc. (Lessee's parent company) and its Subsidiaries most recently delivered to Lessor:--

     (i) have been prepared in accordance with accounting principles and practices generally accepted and consistently applied in the State of Incorporation; and

     (ii) fairly represent the consolidated financial condition of Aloha Airgroup, Inc. and its Subsidiaries as at the date to which they were drawn up;

(h) Chief Executive Office: Lessee's chief executive office is located at the address stated in the Recitals to this Agreement;

(i) Certificated Air Carrier: Lessee is a Certificated Air Carrier and Lessor, as lessor of the Aircraft to Lessee, is entitled to the benefits of Section 1110 of Title 11 of the United States Code with respect to the Aircraft; and

(j) Citizen of the United States: Lessee is a "citizen of the United States" as defined in Section 40102(a)(15) of Title 49 of the United States Code.

2.2 Lessee's Further Representations and Warranties: Lessee further represents and warrants to Lessor that:

(a)  No Default:

     (i) no Default has occurred and is continuing or might result from the entry into or performance of this Agreement; and

     (ii) no other event or condition has occurred and is continuing which constitutes (or with the giving of notice, lapse of time, determination of materiality or the fulfillment of any other applicable condition or any combination of the foregoing, might constitute) a material default under any material indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, bank loan or credit agreement or other agreement which is binding on Lessee or any assets of Lessee;

(b)  Registration:

     (i) except for the filing of this Agreement with the FAA and the filing of the Financing Statements and related documents, it is not necessary or advisable under the laws of the State of Incorporation, the State of Registration or the Habitual Base in order to ensure the validity, effectiveness and enforceability of this Agreement or to establish, perfect or protect the property rights of Lessor in the Aircraft or any Engine or Part that this Agreement or any other instrument relating thereto be filed, registered or recorded or that any other action be taken or if any such filings, registrations, recordings or other actions are necessary or advisable, the same have been effected or will have been effected on or before the Commencement Date; and

     (ii) except for the filing of this Agreement with the FAA and the filing of the Financing Statements and related documents, under the laws of the State of Incorporation, the State of Registration and the Habitual Base the property rights of Lessor in the Aircraft, have been fully established, perfected and protected and this Agreement will have priority in all respects over the claims of all creditors of Lessee;

(c) Litigation: no litigation, arbitration or administrative proceedings are pending or to Lessee's knowledge threatened against Lessee which, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations under this Agreement;

(d) Pari Passu: the obligations of Lessee under this Agreement rank at least pari passu with all other present and contingent unsecured and unsubordinated obligations of Lessee, with the exception of such obligations as are mandatorily preferred by law and not by virtue of any contract;

(e) Material Adverse Change: there has been no material adverse change in the consolidated financial condition of Aloha Airgroup, Inc. and its Subsidiaries or the financial condition of Lessee since the date to which the accounts most recently provided to Lessor on or prior to the Commencement Date were drawn up;

(f) Taxes: Lessee has delivered all necessary returns and payments due to the tax authorities in the State of Incorporation, the State of Registration and the Habitual Base and all other jurisdictions in which Lessee is required to pay taxes and/or file tax returns or reports and Lessee is not required by law to deduct any Taxes from any payments under this Agreement; and

(g) Information: the financial and other information furnished by Lessee in connection with this Agreement does not contain any untrue statement or omit to state facts, the omission of which makes the statements therein, in the light of the circumstances under which they were made, misleading, nor omits to disclose any material matter to Lessor and all forecasts and opinions contained therein were honestly made on reasonable grounds after due and careful enquiry by Lessee.

2.3 Repetition: The representations and warranties in Clause 2.1 and Clause 2.2 will survive the execution of this Agreement. The representations and warranties contained in Clause 2.1 and Clause 2.2 will be deemed to be repeated by Lessee on the Commencement Date with reference to the facts and circumstances then existing. The representations and warranties contained in Clause 2.1 will be deemed to be repeated by Lessee on each Rent Date as if made with reference to the facts and circumstances then existing.

2.4 Lessor's Representations and Warranties: Lessor represents and warrants to Lessee that:

(a) Status: Lessor is a corporation duly incorporated and validly existing in good standing under the laws of the State of California and has the corporate power to own its assets and carry on its business as it is now being conducted;

(b) Power and authority: Lessor has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement;

(c) Legal validity: This Agreement constitutes Lessor's legal, valid and binding obligation;

(d) Non-conflict: The entry into and performance by Lessor of, and the transactions contemplated by, this Agreement do not and will not:

     (i) conflict with any laws binding on Lessor; or

     (ii) conflict with the constitutional documents of Lessor; or

     (iii)conflict with any document which is binding upon Lessor or any of its assets;

(e) Authorization: So far as concerns the obligations of Lessor, all authorizations, consents, registrations and notifications required in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement by Lessor have been (or will on or before the Commencement Date have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;

(f) No immunity:

     (i) Lessor is subject to civil commercial law with respect to its obligations under this Agreement; and

     (ii) neither Lessor nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement by Lessor constitute private and commercial acts; and

(g) No Lessor Liens: Notwithstanding anything herein to the contrary, on the Commencement Date, there shall be no Lessor Liens on the Aircraft or facts and circumstances of which Lessor is aware and which might give rise to a Lessor Lien the existence of which would interfere with Lessee's rights under Clause 7.1.

3.   CONDITIONS PRECEDENT

3.1 Lessor's Conditions Precedent: Lessor's obligation to lease the Aircraft under this Agreement is subject to satisfaction of each of the following conditions:

(a) receipt by Lessor from Lessee on or before the Commencement Date of the following satisfactory in form and substance to Lessor:

     (i) Constitutional Documents: a copy of the constitutional documents of Lessee;

     (ii) Resolutions: a copy of a resolution of the board of directors of Lessee approving the terms of, and the transactions contemplated by, this Agreement, resolving that it enter into this Agreement, and authorizing a specified person or persons to execute this Agreement and accept delivery of the Aircraft on its behalf;

     (iii) Opinion: an opinion in the form of Schedule 6 by independent legal counsel acceptable to Lessor in the State of Registration, the Habitual Base and the State of Incorporation;

     (iv) FAA Opinion: an opinion of Crowe & Dunleavy or other counsel acceptable to Lessor who are recognized specialists with regard to FAA registration matters in a form acceptable to Lessor as to the due filing for recordation of this Agreement;

     (v) Approvals: each approval, license and consent which may be required in relation to, or in connection with, the remittance to Lessor in Dollars of all amounts payable under this Agreement or the performance by Lessee of any of its obligations hereunder;

     (vi) Import: evidence that any required import license, and all customs formalities, relating to the import of the Aircraft into the Habitual Base have been obtained or complied with, and that the import of the Aircraft into the Habitual Base is exempt from;

     (vii) Licenses: copies of Lessee's Certificate of Convenience and Necessity, Radio License, FAR 121 Operator's Certificate and the U.S. Certificate of Airworthiness for the Aircraft;

     (viii) [Intentionally Omitted];

     (ix) Certificate: a certificate of a duly authorized officer of Lessee:

          (a) setting out a specimen of each signature referred to in Clause 3.1(a)(ii); and

          (b) certifying that each copy document specified in this Clause is correct, complete and in full force and effect;

     (x) Deregistration Power: an irrevocable power of attorney authorizing Lessor by or through its duly authorized officers or agents or such other person as Lessor may from time to time specify to do any thing or act or to give any consent or approval which may be required to obtain deregistration of the Aircraft and to export the Aircraft from the Habitual Base upon termination of the leasing of the Aircraft under this Agreement, duly notarized and legalized; and

     (xi) General: such other documents as Lessor may reasonably request;

(b)  the receipt by Lessor on or before the Commencement Date of:

     (i) Opinions: a signed original of each of the opinions referred to in Clauses 3.1(a)(iii) and (iv);

     (ii) Payments: subject to Clause 5.1, all sums due to Lessor under this Agreement on or before the Commencement Date;

     (iii) Insurance: certificates of insurance, an undertaking from Lessee's insurance broker and other evidence satisfactory to Lessor that Lessee is taking the required steps to ensure due compliance with the provisions of this Agreement as to Insurances with effect on and after the Commencement Date;

     (iv) Acknowledgement and Consent: an acknowledgement of and consent to the assignment of this Lease by Lessor to Lender as collateral security in form and substance satisfactory to Lender;

     (v) Accounts: the latest available accounts of Aloha Airgroup, Inc. as described in Clause 8.2(b)(i) and (ii);

     (vi) Documents: a list of the Aircraft Documents delivered with the Aircraft on the Commencement Date; and

     (vii) General: such other documents as Lessor may reasonably request;

(c) receipt by Lessor of such information and documents relating to the proposed Maintenance Program as Lessor may require and Lessor having agreed the proposed Maintenance Program on or prior to the Commencement Date; and

(d) evidence that on the Commencement Date the Aircraft and the Mortgage have been validly registered under the laws of the State of Registration, that the Financing Statements have been duly filed and that all filings, registrations, recordings and other actions have been or will be taken which are necessary or advisable to ensure the validity, effectiveness and enforceability of this Agreement and the Lease Assignment and to protect the property rights of Lessor and Lender in the Aircraft or any Part.

3.2 Further conditions precedent: The obligations of Lessor to deliver and lease the Aircraft under this Agreement are subject to the further conditions precedent that:

(a) the representations and warranties of Lessee under Clauses 2.1 and 2.2 are correct and would be correct if repeated on delivery of the Aircraft under this Agreement; and

(b) no Default has occurred and is continuing or might result from the leasing of the Aircraft to Lessee under this Agreement.

3.3 Waiver: The conditions specified in Clauses 3.1 and 3.2 are for the sole benefit of Lessor and may be waived or deferred in whole or in part and with or without conditions by Lessor. If any of those conditions are not satisfied or have not been waived on the Commencement Date and Lessor (in its absolute discretion) nonetheless agrees to deliver the Aircraft to Lessee, Lessee will ensure that those conditions are fulfilled within 15 days after the Commencement Date and Lessor may treat as an Event of Default the failure of Lessee to do so.

3.4 Lessee's Conditions Precedent: Lessee's obligation to lease the Aircraft under this Agreement is subject to receipt by Lessee from Lessor on or prior to the Commencement Date (unless waived) of

(a)  Constitutional Documents: a copy of Lessor's constitutional documents;

(b) Resolutions: a copy of a resolution of the Board of Directors of Lessor approving, the terms of, and the transactions contemplated by, this Agreement resolving that it enter into this Agreement and authorizing a specified person or persons to execute this Agreement; and

(c) Letter of Quiet Enjoyment: provided that Lessee shall have delivered to Lessor the Acknowledgement and Consent specified under 3.1(b)(iv) hereof, a letter of quiet enjoyment from Lessor and the Lender.

In addition to the foregoing, on the Commencement Date under Clause 2.4 shall be correct.

4.   COMMENCEMENT; TERM

4.1 Leasing: Lessor will lease the Aircraft to Lessee and Lessee will take the Aircraft on lease in accordance with this Agreement for the duration of the Term. Lessee acknowledges that the Aircraft has been delivered to and accepted by Lessee as in conformance with all requirements of this Lease. Effective upon the Commencement Date, the Aircraft and every Part will be in every respect at the sole risk of Lessee, who will bear all risk of loss, theft, damage or destruction to the Aircraft from any cause whatsoever.

4.2  [Intentionally Omitted].

4.3  [Intentionally Omitted].

4.4 Licenses: Lessee will at its expense obtain all licenses, permits and approvals which may be necessary to export and/or transport the Aircraft from the Delivery Location. Lessor will furnish such data and information as may be reasonably requested by Lessee in connection with obtaining any such license, permit or approval.

4.5  [Intentionally Omitted].

4.6 Indemnity: Lessee will indemnify and hold harmless the Indemnities from and against all Claims (as defined in Clause 10) arising from death or injury to any observer of Lessee or any employee of Lessee in connection with any demonstration flight or inspection of the Aircraft by

     Lessee (except to the extent that such Claim arises out of the gross negligence or willful misconduct of Lessor).

4.7 Early Termination Option: Provided no Event of Default shall have occurred and be continuing, and subject as hereinafter provided, Lessee shall have the option (the "Early Termination Option") to terminate the Term on either 6 September 2005 or 6 September 2006 (an "Early Termination Date"). The Early Termination Option may only be exercised by Lessee if (i) Lessee shall have given Lessor written irrevocable notice of Lessee's intention to exercise the Early Termination Option not later than 360 days before the Early Termination Date selected by Lessee and (ii) on or before the Early Termination Date selected by Lessee, Lessee pays to Lessor an amount equal to the First Termination Amount if the Early Termination Date is 6 September 2005 or the Second Termination Amount if the Early Termination Date is 6 September 2006. Upon the exercise by Lessee of the Early Termination Option, the definition of "Expiry Date" currently stated in this Agreement shall be deemed to have been amended so as to refer to the Early Termination Date, and the Aircraft shall be redelivered to Lessor on that date in accordance with the terms and conditions of this Agreement (including without limitation Part B of Schedule 3 hereto).

5.   PAYMENTS

5.1  [Intentionally Omitted].

5.2 Rental Periods: The Term will be divided into Rental Periods. The first Rental Period (the "Interim Period") will commence on the Commencement Date and end on October 5, 1999, and each subsequent Rental Period will commence on the date succeeding the last day of the previous Rental Period. Each Rental Period will end on the date immediately preceding the numerically corresponding day in the next month except that:

(a) if there is no such numerically corresponding day in that month, it will end on the last day of that month;

(b) if a Rental Period would otherwise end after the Expiry Date, it will end on the Expiry Date.

     In addition to the foregoing, if a Rental Period begins on a non-Business Day, the Rent payable in respect of that Rental Period will be paid on the Business Day immediately succeeding the date on which that Rental Period commences.

5.3  Rent:

(a) Time of Payment: Lessee will pay to Lessor or its order Rent in advance on each Rent Date. Payment must be initiated adequately in advance of the Rent Date to ensure that Lessor receives credit for the payment on the Rent Date.

(b) Amount: The Rent payable in respect of all Rental Periods commencing on or after the Commencement Date will be equal to the Rent Amount, except that no Rent shall be due with respect to the Interim Period, which has been paid prior to the Commencement Date.

(c)  [Intentionally Omitted].

5.4  [Intentionally Omitted].

5.5 Payments: All payments by Lessee to Lessor under this Agreement will be made for value on the due date in Dollars and in immediately available funds by wire transfer to The Provident Bank, Cincinnati, Ohio, ABA No. 042000424, Account No. 215-16510, Reference: Aloha Airlines N807AL, or to such other account in the United States as Lessor may advise Lessee in writing.

5.6  Gross-up:

(a) All payments by Lessor under or in connection with this Agreement will be made without set-off counterclaim, free and clear of and without deduction for or on account of all Taxes (other than Lessor Taxes);

(b) All Taxes (other than Lessor Taxes) in respect of payments under this Agreement shall be for the account of and will be paid by Lessee for its own account prior to the date on which penalties apply; if requested by Lessee, Lessor shall prepare and timely file all necessary tax returns and Lessee shall either furnish the funds to Lessor for Lessor to pay such Taxes or Lessee shall pay such Taxes for the account of Lessor;

(c) If Lessee is compelled by law to make payment subject to any Tax (other than Lessor Taxes) and Lessor does not actually receive for its own benefit on the due date a net amount equal to the full amount provided for under this Agreement, Lessee will pay all necessary additional amounts to ensure receipt by Lessor of the full amount so provided for.

5.7 Taxation: Lessee will on demand pay and indemnify Lessor against all Taxes (other than Lessor Taxes) levied or imposed against or upon Lessor or Lessee and relating to or attributable to Lessee, this Agreement or the Aircraft directly or indirectly in connection with the importation, exportation, registration, ownership, leasing, sub-leasing, delivery, possession, use, operation, repair, maintenance, overhaul, transportation, landing, storage, presence or redelivery of the Aircraft or any part thereof or any rent, receipts, insurance proceeds, income or other amounts arising therefrom.

     If Lessor shall realize any Tax savings (by way of refund, deduction, credit or otherwise) in respect of any amount with respect to which Lessee has made an indemnity payment under this Agreement, and such Tax savings shall not have been taken into account previously in calculating any indemnity payment by Lessee, then Lessor shall, within 30 days after realizing such Tax savings, pay to Lessee the amount of such Tax savings (together with, in the case of a refund, any interest received thereon) plus the amount of any Tax savings realized by Lessor as a result of any such payment pursuant to this sentence, provided, however, that Lessor shall not be obligated to make any payment pursuant to this sentence to the extent that the amount of any Tax, savings for which such payment is to be made (other than Tax savings realized as a result of such payment) would exceed the aggregate amount of all prior payments made by Lessee to, on behalf of, or as indemnification of Lessor under this Agreement for Taxes less the amount of all prior payments pursuant to this sentence for such Tax savings. It is intended that Lessor shall retain a net tax benefit in respect of any amount with respect to which Lessee has made an indemnity payment under this Agreement only if Lessee shall first have been reimbursed for all payments made or withheld by it for Taxes under this Agreement.

5.8  Value Added Tax:

(a)  For the purposes of this sub-clause:

     (i) "VAT" means value added tax and any sales or turnover tax, imposition or levy of a like nature (other than Lessor Taxes);

     (ii) "supply" includes anything on which VAT is chargeable;

(b) Lessee will pay to Lessor the amount of any VAT chargeable in respect of any supply for VAT purposes under this Agreement;

(c) Each amount stated as payable by Lessee under this Agreement is exclusive of VAT (if any) and is accordingly to be construed as a reference to that amount plus any VAT in respect of it.

5.9 Information: If Lessee is required by any applicable law, or by any third party, to deliver any report or return in connection with any Taxes, Lessee will complete the same in a manner satisfactory to Lessor and in particular will state therein that Lessee is exclusively responsible for the use and operation of the Aircraft and for any Taxes arising therefrom, and Lessee will, on request supply a copy of the report or return to Lessor.

5.10 Taxation of Indemnity Payments:

(a) If and to the extent that any sums payable to Lessor by Lessee under this Agreement by way of indemnity are insufficient, by reason of any Taxes (other than Lessor Taxes) payable in respect to those sums, for Lessor, except with respect to Lessor Taxes, to discharge the corresponding liability to the relevant third party (including any taxation authority), or to reimburse Lessor for the cost incurred by it to a third party (including any taxation authority) Lessee will pay to Lessor such sum as will after the tax liability has been fully satisfied leave Lessor with the same amount as it would have been entitled to receive in the absence of that liability together with interest on the amount of the deficit at the rate of interest stated in Clause 5.11 in respect of the period commencing on the date on which the payment of taxation is finally due until payment by Lessee (both before and after judgment);

(b) If and to the extent that any sums constituting (directly or indirectly) an indemnity to Lessor but paid by Lessee to any person other than Lessor are treated as taxable in the hands of Lessor, Lessee will pay to Lessor such sum as will after the tax liability (except tax liability for Lessor Taxes) has been fully satisfied indemnify Lessor to the same extent as it would have been indemnified in the absence of such liability together with interest on the amount payable by Lessee under this sub-clause at the rate of interest stated in Clause 5.11 in respect of the period commencing on the date on which the payment of taxation is finally due until payment by Lessee (both before and after judgment).

5.11 Default Interest: If Lessee fails to pay any amount payable under this Agreement on the due date, Lessee will pay on demand from time to time to Lessor interest (both before and after judgment) on that amount, from the due date to the date of payment in full by Lessee to Lessor, at the rate calculated by Lessor to be one month Dollar LIBOR plus 300 basis points. All such interest will be compounded monthly and calculated on the basis of the actual number of days elapsed and a 360 day year.

5.12 Contest: If Lessee disputes the payment of any Taxes payable by Lessor for which Lessee is responsible under this Agreement, Lessor will take such action as Lessee may reasonably request at Lessee's expenses to contest that payment but will not be obliged to take any such action:

(a) which Lessor considers in its reasonable discretion may prejudice it unless Lessee shall have provided security reasonably satisfactory to Lessor to cover the liability for Taxes and the expense of the contest; or

(b) which Lessor reasonably considers does not have a reasonable prospect of success; or

(c) for which Lessee has not made adequate provision to the reasonable satisfaction of Lessor in respect of the expense concerned.

5.13 Absolute: Lessee's obligations under this Agreement are absolute and unconditional irrespective of any contingency whatsoever including (but not limited to):

(a) any right of set-off, counterclaim, recoupment, defense or other right which either party to this Agreement may have against the other;

(b) any unavailability of the Aircraft for any reason, including, but not limited to, a requisition of the Aircraft or any prohibition or interruption of or interference with or other restriction against Lessee's use, operation or possession of the Aircraft;

(c) any lack or invalidity of title or any other defect in title, airworthiness, merchantability, fitness for any purpose, condition, design, or operation of any kind or nature of the Aircraft for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction, or any Event of Loss in respect of or any damage to the Aircraft;

(d) any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Lessor or Lessee;

(e) any invalidity or unenforceability or lack of due authorization of, or other defect in, this Agreement;

(f) any other cause which but for this provision would or might otherwise have the effect of terminating or in any way affecting any obligation of Lessee under this Agreement.

     The provisions of this Clause 5.13 shall not limit Lessee's right to take such legal action as Lessee shall deem appropriate as a consequence of the breach by Lessor of its obligations to Lessee under this Agreement.

5.14 [Intentionally Omitted].

6.   MANUFACTURER'S WARRANTIES

6.1 Assignment: Notwithstanding this Agreement, Lessor will remain entitled to the benefit of each warranty, express or implied, with respect to the Aircraft, any Engine or Part so far as concerns any manufacturer, vendor, subcontractor or supplier. Except to the extent Lessor otherwise directs, Lessor hereby authorizes Lessee to pursue any claim thereunder in relation to defects affecting the Aircraft, any Engine or Part and, if Lessee decides to pursue such claim, Lessee agrees diligently to pursue any such claim which arises at its own cost. Lessee will use reasonable efforts to notify Lessor promptly upon becoming aware of any such claim.

6.2 Proceeds: Except to the extent Lessor otherwise agrees in a particular case, all proceeds of any such claim will be paid directly to Lessor but if and to the extent that such proceeds relate:

(a)  to defects affecting the Aircraft which Lessee has rectified; or

(b) to compensation for loss of use of the Aircraft, an Engine or any Part during the Term; or

(c)  the costs incurred by Lessee in pursuing such claim; and

     provided no Default has occurred and is continuing the proceeds will be paid to Lessee by Lessor but in the case of (a) only on receipt of evidence satisfactory to Lessor that Lessee has rectified the relevant defect.

6.3 Parts: Except to the extent Lessor otherwise agrees in a particular case, Lessee will ensure that all engines, components, furnishings or equipment provided by the manufacturer, vendor, subcontractor or supplier in replacement of a defective Engine or Part pursuant to the terms of any warranty will be installed promptly by Lessee and that title thereto free of Security Interests vests in Lessor. On installation those items will be deemed to be an Engine or part as applicable.

6.4 Agreement: To the extent any warranties relating to the Aircraft are made available under an agreement between any manufacturer, vendor, subcontractor or supplier and Lessee, this Clause 6 is subject to that agreement. However Lessee will:

(a) pay the proceeds of any claim thereunder to Lessor to be applied pursuant to Clause 6.2 and pending such payment will hold the claim and the proceeds in trust for Lessor;

(b) take all such steps as are necessary at the end of the Term to ensure the benefit of any of those warranties which have vested in Lessee (to the extent that they are assignable) which have not expired are vested in Lessor.

7.   LESSOR'S COVENANTS

7.1 Quiet Enjoyment: Provided that no Default shall have occured and be continuing, Lessee shall quietly possess, use and enjoy the Aircraft and the rents, revenues, profits and income derived through Lessee's use and operation thereof without interference, hindrance or interruption by Lessor or any person or entity validly claiming by or through Lessor; provided that the exercise by Lessor of its rights under or in connection with this Agreement shall not constitute such an interference, hindrance or interruption.

7.2  Lessor Obligations Following Expiry Date: Within 5 Business Days of:

(a) redelivery of the Aircraft to Lessor in accordance with and in the condition required by this Agreement; or

(b) payment to Lessor of the Agreed Value following an Event of Loss after the Commencement Date;

     or in each case such later time as Lessor is satisfied Lessee has irrevocably paid to Lessor all amounts which may then be outstanding and payable under this Agreement, the Other Leases or under any other agreement between Lessor (or any affiliate or associate of Lessor) and Lessee, Lessor will pay to Lessee the amount of any Rent received in respect of any period falling after the date of redelivery of the Aircraft or payment of the Agreed Value, as the case may be.

7.3 Fixed Place of Business: During the Term, Lessor shall not establish a fixed place of business in the State of Hawaii without the prior written consent of Lessee (such consent not to be unreasonably withheld or delayed if such establishment will not have the effect of increasing Lessee's obligations under this Agreement or, if such establishment does so increase Lessee's obligations under this Agreement, if Lessor and Lessee shall have entered into alternative substitute arrangements having the same substantial effect as this Agreement but which avoid such increase in such obligations).

8.   LESSEE'S COVENANTS

8.1  Duration: The undertakings in this Clause and in Clause 12 will:

(A)  except as otherwise stated, be performed at the expense of Lessee; and

(b) remain in force until redelivery of the Aircraft to Lessor in accordance with this Agreement and thereafter to the extent of any accrued rights of Lessor in relation to those undertakings.

8.2  Information: Lessee will:

(a) notify Lessor forthwith of the occurrence of any Default or any other event which might adversely affect Lessee's ability to perform any of its obligations under this Agreement;

(b)  furnish to Lessor:

     (i) as soon as available but in any event not later than 60 days after the last day of each financial quarter of Aloha Airgroup, Inc. (Lessee's parent company), the consolidated management accounts of Aloha Airgroup, Inc. (comprising a balance sheet and profit and loss statement) prepared for the most recent previous financial quarter certified by Lessee's chief financial officer as being true and correct;

     (ii) as soon as available but not in any event later than 120 days after the last day of each financial year of Aloha Airgroup, Inc., its audited consolidated balance sheet as of such day and its audited consolidated profit and loss statement for the year ending on such day;

     (iii) at the same time as it is issued to the creditors of Lessee, a copy of each notice or circular issued to Lessee's creditors as a group; and

     (iv) on request from time to time such other information regarding Lessee and its business and affairs as Lessor may reasonably request;


(c) upon request, keep Lessor informed as to current serial numbers of the Engines and any engine installed on the Aircraft;

(d) promptly furnish to Lessor all information Lessor from time to time reasonably requests regarding the Aircraft, any Engine or any Part, its use, location and condition including, without limitation, the hours available on the Aircraft and any Engine until the next scheduled check, inspection, overhaul or shop visit, as the case may be;

(e) on request, within 10 days after the end of any Rental Period furnish to Lessor, evidence satisfactory to Lessor of payment of all Taxes (other than Lessor Taxes) due during that or any previous Rental Period the non-payment of which could give rise to the imposition of a Security Interest on the Aircraft;

(f) on request, furnish to Lessor evidence satisfactory to Lessor that all Taxes (other than Lessor Taxes) and charges incurred by Lessee with respect to the Aircraft, including without limitation all payments due to the relevant air traffic control authorities the non-payment of which could give rise to the imposition of a Security Interest on the Aircraft, have been paid and discharged in full;

(g) provide Lessor with a monthly report on the Aircraft and each Engine in the form required from time to time by Lessor;

(h) upon request, give Lessor written notice as to the time and location of all Major Checks; and

(i)  promptly notify Lessor of:

     (i) any loss, theft, damage or destruction to the Aircraft, any Engine or any Part, or any modification to the Aircraft if the potential cost may exceed the Damage Notification Threshold; and

     (ii) any claim or other occurrence likely to give rise to a claim under the insurances in excess of the Damage Notification Threshold and details of any negotiations with the insurance brokers over any such claim.

8.3  Lawful and Safe Operation: Lessee will:

(a) comply with the law for the time being in force in any country or jurisdiction which may for the time being be applicable to the Aircraft (including, without limitation, FAR91.851 et seq (which FARs include the "non-addition rule")) or, so far as concerns the use and operation of the Aircraft, an owner or operator thereof;

(b) not use the Aircraft in any manner contrary to any recommendation of the manufacturers of the Aircraft, any Engine or any Part or any recommendation or regulation of the Air Authority or for any purpose for which the Aircraft is not designed or reasonably suitable;

(c) ensure that the crew and engineers employed by it in connection with the operation and maintenance of the Aircraft have the qualifications and hold the licenses required by the Air Authority and applicable law;

(d) use the Aircraft solely in commercial or other operations for which Lessee is duly authorized by the Air Authority and applicable law;

(e)  not use the Aircraft for the carriage of:

     (i) whole animals living or dead except in the cargo compartments according to I.A.T.A. regulations, and except domestic, pet animals carried in a suitable container to prevent the escape of any liquid and to ensure the welfare of the animal;

     (ii) acids, toxic chemicals, other corrosive materials, explosives, nuclear fuels, nuclear wastes,or any nuclear assembles or components, except as permitted for passenger aircraft under the "Restriction of Goods" schedule issued by I.A.T.A. from time to time and provided that all the requirements for packaging or otherwise contained therein are fulfilled; or

     (iii)any other goods, materials or items of cargo which could reasonably be expected to cause damage to the Aircraft and which would not be adequately covered by the Insurances;

(f) not utilize the Aircraft for purposes of training, qualifying or re-confirming the status of cockpit personnel except for the benefit of Lessee's cockpit personnel, and then only if the use of the

     Aircraft for such purpose is not disproportionate to the use for such purpose of other aircraft of the same type operated by Lessee;

(g) not cause or permit the Aircraft to proceed to, or remain at, any location which is for the time being the subject of a prohibition order (or any similar order or directive) by:

     (i) any Government Entity of the State of Registration or the Habitual Base; or

     (ii) any Government Entity of the country in which such location is situated; or

     (iii) any Government Entity having jurisdiction over Lessor, Lender or the Aircraft; and

(h) obtain and maintain in full force all certificates, licenses, permits and authorizations required for the use and operation of the Aircraft for the time being, and for the making of payments required by, and the compliance by Lessee with its other obligations under, This Agreement.

8.4  Taxes and other Outgoings: Lessee will promptly pay:

(a) all license and registration fees, Taxes (other than Lessor Taxes) and other amounts (other than Lessor Taxes) of any nature imposed by any Government Entity with respect to the Aircraft, including without limitation the ownership, delivery, leasing, possession, use, operation, return, sale or other disposition of the Aircraft; and

(b) all rent, fees, charges, Taxes (other than Lessor Taxes) and other amounts (other than Lessor Taxes) in respect of any premises where the Aircraft or any Part thereof is located from time to time;

     except to the extent that in the reasonable opinion of Lessor (which opinion shall not be unreasonably withheld) such payment is being contested in good faith by appropriate proceedings, in respect of which adequate reserves have been provided by Lessee and non-payment of which does not give rise to any material likelihood of the Aircraft or any interest therein being sold, forfeited or otherwise lost or of criminal liability on the part of Lessor or any of the Indemnitees.

8.5 Sub-Leasing: LESSEE WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SUB-LEASE OR PART WITH POSSESSION OF THE AIRCRAFT, THE ENGINES OR ANY PART EXCEPT THAT LESSEE MAY PART WITH POSSESSION (A) WITH RESPECT TO THE AIRCRAFT, THE ENGINES OR ANY PART TO THE RELEVANT MANUFACTURERS FOR TESTING OR SIMILAR PURPOSES OR TO THE AGREED MAINTENANCE PERFORMER FOR SERVICE, REPAIR, MAINTENANCE OR OVERHAUL, WORK, OR ALTERATIONS, MODIFICATIONS OR ADDITIONS TO THE EXTENT REQUIRED OR PERMITTED BY TIES AGREEMENT, AND (B) WITH RESPECT TO AN ENGINE OR PART, AS EXPRESSLY PERMITTED BY THIS AGREEMENT.

     Lessor shall not seek to charge Lessee any fee which is in addition to the actual

     Lessor in connection with the granting of such consent or in connection with the fulfillment of any conditions which might be attached thereto as a condition precedent to the grant thereof

8.6  Inspection:

(a) Lessor, the Lender and any Person designated by Lessor or the Lender may at any time visit, inspect and survey the Aircraft, any Engine or any Part and for such purpose may, subject to any applicable Aviation Authority regulation, travel on the flight deck as observer. Lessee shall give Lessor and the Lender at least 15 days prior written notice of the date and location of each Major Check. At each Major Check, including the "C" check performed immediately before the redelivery of the Aircraft, Lessor, the Lender and any Person designated by Lessor or the Lender shall be entitled to be present at and to observe any areas of the Aircraft opened during such Major Check; and

(b)  Lessor will:

     (i) have no duty or liability to make or arising out of such and visit, inspection or survey; and

     (ii) so long as no Default has occurred and is continuing, not exercise such right other than on reasonable notice and so as not to disrupt unreasonably the commercial operations of Lessee.

8.7  Ownership; Property Interests; Related Matters: Lessee will:

(a) not do or knowingly permit to be done or omit or knowingly permit to be omitted to be done or any act or thing which might reasonably be expected to jeopardize the rights of Lessor as lessor and holder of title to the Aircraft or the rights of the Lender as mortgagee, secured party and assignee of this Agreement and as assignee of the insurances or the validity, enforceability or priority of the Mortgage;

(b) on all occasions when the ownership of the Aircraft, any Engine or any Part is relevant, make clear to third parties that title is held by Lessor;

(c) not at any time (i) represent or hold out Lessor or Lender as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation or carriage (whether for hireor reward or gratuitously) which may be undertaken by Lessee or (ii) pledge the credit of Lessor or Lender;

(d) ensure that there is always affixed, and not removed or in any way obscured, a fireproof plate (having dimensions of not less than 10 cm. x 7 cm.) in a reasonably prominent position in the cockpit of the Aircraft adjacent to the certificate of airworthiness and on each Engine stating:

     "Title to this Aircraft/Engine is held by Compass Capital Corporation; and is subject to a security interest held by The Provident Bank. The Aircraft is leased to Aloha Airlines, Inc. and may not be operated by any other person without the prior written consent of Compass Capital

     Corporation and the Provident Bank.";

(e) not create or permit to exist any Security Interest upon the Aircraft, any Engine or any Part;

(f) not do or permit to be done anything which may reasonably be expected to expose the Aircraft, any Engine or any Part to penalty, forfeiture, impounding, detention, appropriation, damage or destruction and without prejudice to the foregoing, if any such penalty forfeiture, impounding, detention or appropriation, damage or destruction occurs, give Lessor notice and use best endeavors to procure the immediate release of the Aircraft, any Engine or the Part, as the case may be;

(g)  not abandon the Aircraft, the Engine or any Part;

(h) pay and discharge or cause to be paid and discharged when due and payable or make adequate provision by way of security or otherwise for all debts, damages, claims and liabilities which have given or might give rise to a Security Interest over or affecting the Aircraft, any Engine or any Part; and

(i) not attempt, or hold itself out as having any power, to sell, lease or otherwise dispose of the Aircraft, any Engine or any Part.

8.8  General: Lessee will:

(a) not make any substantial change in the nature of the business in which it is engaged, will preserve its corporate existence, and will conduct its business in an orderly and efficient manner and will maintain its rights, privileges, licenses and franchises material thereto or material to performing its obligations under this Agreement;

(b) ensure that no change will occur in the Habitual Base of the Aircraft without the prior written consent of the Lessor;

(c) not, without giving Lessor 30 days prior notice (in accordance with this Agreement), change its chief executive office from the address stated in the Recitals to this Agreement;

(d) remain a Certificated Air Carrier and maintain, without limitation, its status so as to fall within the purview of Section 1110 of Title 11 of the United States Code or any analogous Statute; and

(e) remain a "citizen of the United States" as defined in Section 40102(a)(15) of Title 49 of the United States Code.

8.9  Records: Lessee will:

(a) cause accurate, complete and current records of all flights made by, and all maintenance carried out on, the Aircraft (including in relation to each Engine and Part subsequently installed, before the installation) to be kept; keep the records in such manner as the Air Authority may from time to time require. During the Term, all records must be maintained in English. The records will form part of the Aircraft Documents; and

(b) procure access to a revision service in respect of, and will maintain with appropriate revisions in English, all Aircraft Documents, records, logs, and other materials required by applicable laws and best practice of major international air transport operators in respect of the Aircraft.

8.10 Protection: Lessee will:

(a) cooperate with Lessor in connection with the maintenance of the registration of the Aircraft with the Air Authority in the name of Lessor and reflecting the respective interests of Lender and not do or suffer to be done anything which might adversely affect that registration;

(b) do all acts and things (including, without limitation, making any filing or registration with the Air Authority or any other Government Entity) and execute and deliver, notarize, file, register and record all documents (including, without limitation, any amendment of this Agreement) as may be required by Lessor:

     (i) following any change or proposed change in the ownership, lien in favour of Lender or financing of the Aircraft; or

     (ii) following any modification of the Aircraft, any Engine or any Part or the permanent replacement of any Engine or Part in accordance with this Agreement, so as to ensure that the rights of Lessor as lessor of and holder of title to the Aircraft and under this Agreement and the rights of Lender under the Mortgage and the Lease assignment in respect thereof apply with the same effect as before; or

     (iii) to establish, maintain, preserve, perfect and protect the rights of Lessor as lessor of and holder of title to the Aircraft and under this Agreement and the interest of Lender under the Mortgage and under the Lease Assignment.

8.11 Maintenance and Repair: Lessee will:

(a) keep the Aircraft airworthy in all respects and in good repair and condition in accordance with normal airline practice;

(b) not change the intervals of the Agreed Maintenance Program or the schedule of the Agreed Maintenance Program without the written consent of Lessor (such consent not to be unreasonably withheld);

(c) maintain the Aircraft in accordance with the Agreed Maintenance Program through the Agreed Maintenance Performer and perform (at the respective intervals provided in the Agreed Maintenance Program) all Major Checks;

(d) maintain the Aircraft in accordance with FAA Federal Air Regulations Part 121 and any other rules and regulations of the FAA as may be applicable to passenger category aircraft and in at least the same manner and with at least the same care, including, without limitation, maintenance scheduling, modification status and technical condition, as is the case with respect to similar aircraft owned or otherwise operated by Lessee and as if Lessee were to retain the Aircraft in its fleet and continue to operate the Aircraft after the Expiry Date and including, without limitation, all maintenance to the Airframe, any Engine or any Part required to maintain all warranties, performance guarantees or service life policies in full force and effect;

(e) comply with all mandatory inspection and modification requirements, airworthiness directives and similar requirements applicable to the Aircraft, any Engine or Part having a compliance date during the Term or within 180 days after the Expiry Date and which are required by the FAA;

     If any of the foregoing (each a "Relevant Item") is issued by the FAA, Lessor shall, if Lessee shall have performed modification or terminating action with regard to the same or shall have caused such modification or terminating action with regard to the same to be performed, in respect of any individual item of the same, on receipt by Lessor of evidence of payment and completion of the Relevant Item, reimburse Lessee with an amount equal to the solution to the following formulas:

     (C-$50,000) X (1-(RT/60))

     Where:

     C = the total cost of the Relevant Item;

     RT = the number of months remaining in the Term when the Relevant Item is completed; and

     60 = the assumed 5 year useful life of the Relevant Item;

     provided, however, Lessor's obligation to reimburse Lessee pursuant to this Clause 8.11(e) shall not exceed $100,000 in the aggregate.

(f) comply with all applicable laws and the regulations of the Air Authority and other aviation authorities with jurisdiction over Lessee or the Aircraft, any Engine or Part regardless of upon whom such requirements are imposed and which related to the maintenance, condition, use or operation of the Aircraft or require any modification or alteration to the Aircraft, any Engine or Part;

(g) maintain in good standing a current certificate of airworthiness (in the appropriate category for the nature of the operations of the Aircraft) for the Aircraft issued by the Air Authority except where the Aircraft is undergoing maintenance, modification or repair required or permitted by this Agreement and will from time to time provide to Lessor a copy on request;

(h) if required by the Air Authority, maintain a current certification as to maintenance issued by or on behalf of the Air Authority in respect of the Aircraft and will from time to time provide to

     Lessor a copy on request; and

(i) procure promptly the replacement of any Engine or Part which has become time, cycle or calendar expired, lost, stolen, seized, confiscated, destroyed, damaged beyond repair, unserviceable or permanently rendered unfit for use, with an engine or part complying with the conditions set out in Clause 8.13(a).

8.12 Removal of Engine and Parts: Lessee will ensure that no Engine or Part installed on the Aircraft is at any time removed from the Aircraft other than:

(a)  if replaced as expressly permitted by this Agreement; or

(b) if the removal is of an obsolete item and is in accordance with the Agreed Maintenance Program; or

(c) (i) during the course of maintaining, servicing, repairing, overhauling or testing that Engine or the Aircraft, as the case may be; or

     (ii) as part of a normal engine or part rotation Program; or

     (iii) for the purpose of making such modifications to the Engine or the Aircraft, as the case may be, as are permitted under this Agreement;

     and then in each case only if it is reinstalled or replaced by an engine or part complying with Clause 8.13(a) as soon as practicable and in any event no later than the Expiry Date.

8.13 Installation of Engines and Parts: Lessee will:

(a) ensure that, except as permitted by this Agreement, no engine or part is installed on the Aircraft unless:

     (i) in the case of an engine, it (x) is an engine of the same model as, or an improved or advanced version of the Engine it replaces; (y) is in the same or better operating condition, has substantially similar hours available until the next scheduled checks, inspections, overhauls and shop visits (provided, however, that, on the Expiry Date, Lessee may make the financial adjustments referred to in Clause 12.8 in lieu of complying with this sub-paragraph (y)); and (z) has the same or greater value and utility as the replaced Engine;

     (ii) in the case of a part, it is in as good operating condition, has substantially similar hours available until the next scheduled checks, inspections, overhauls and shop visits, is of the same or a more advanced make and model and is of the same interchangeable modification status as the replaced Part;

     (iii) in each case, it has become and remains the property of Lessor free from Security interests and on installation of the Aircraft will without further act be subject to this Agreement and the Mortgage;

     (iv) in each case, Lessee has full details as to its source and maintenance records; and

     (v) Lessee complies with all applicable provisions of the Mortgage;

(b) If no Default has occurred which is continuing, be entitled to install any engine or part on the Aircraft by way of replacement notwithstanding Clause 8.13(a) if:

     (i) there is not available to Lessee at the time and in the place that that engine or part is required to be installed on the Aircraft, a replacement engine or, as the case may be, part complying with the requirements of Clause 8.13(a);

     (ii) it would result in an unreasonable disruption of the operation of the Aircraft and/or the business of Lessee to ground the Aircraft until an engine or part, as the case may be, complying with Clause 8.13(a) becomes available for installation on the Aircraft; and

     (iii)as soon as practicable after installation of the same on the Aircraft but, in any event, no later than the Expiry Date, Lessee removes any such engine or part and replaces it with the Engine or Part replaced by it or by an engine or part, as the case may be, complying with Clause 8.13(a).

     Where, pursuant to this sub-clause (b), an engine or part is installed on the Aircraft, Lessor shall not be entitled to any ownership or Security Interest in such engine or part.

(c) If no Default has occurred which is continuing, the Lessee will be entitled to install Lessee Installed Seats on the Airframe by way of replacement notwithstanding Clause 8.13(a)(iii) so long as:

(i) the terms of any lease, conditional sale agreement or security agreement, as the case may be, covering such Lessee Installed Seats will not have the effect of prejudicing the title and interest of the Lessor in and to the Aircraft (including its Engines and Parts) or the interest of the Lender in respect thereof under the Mortgage;

(ii) the secured party, lessor or conditional vendor, as the case may be, of such Lessee Installed Seats has confirmed and acknowledged in writing (which such confirmation and acknowledgment may be contained in the lease, conditional sale agreement or security agreement) to the Lessor and the Lender, in form and substance satisfactory to the Lessor, that it will recognize the respective rights, title and interest of the Lessor and the Lender in and to the Aircraft (including its Engines and Parts) and that it will not seek to exercise any rights whatever in relation thereto; and

(iii) before the Expiry Date the Lessee removes the Lessee Installed Seats and replaces them with the seats owned by them or by other seats, in either case complying with Clause 8.13(a).

8.14 Non-Installed Engines and Parts: Lessee will:

(a) ensure that any Engine or Part which is not installed on the Aircraft (or any other aircraft as permitted by this Agreement) is, except as expressly permitted by this Agreement, properly and safely stored, and kept free from Security Interests;

(b) on request notify Lessor if any Engine has been removed from the Aircraft and, from time to time, on request procure that any person to whom possession of an Engine is given acknowledges in writing to Lessor, in form and substance satisfactory to Lessor, that it will respect the interests of Lessor as lessor and Lender as mortgagee and secured party and will not seek to exercise any rights whatsoever in relation to it;

(c) (notwithstanding the foregoing provisions of this sub-clause), be permitted, if no Default has occurred and is continuing, to install any Engine or Part on an aircraft, or in the case of a Part, an engine:

     (i) owned and operated by Lessee free from Security Interests; or

     (ii) leased or hired to Lessee pursuant to a lease or conditional sale agreement on a long-term basis and on terms whereby Lessee has full operational control of that aircraft or engine; or

     (iii) acquired by Lessee and/or financed or refinanced, and operated by Lessee, on terms that ownership of that aircraft or engine, as the case may be, pursuant to a lease or conditional sale agreement, or a Security Interest therein, is vested in or held by any other person;

provided that in the case of (ii) and (iii):

     (1) the terms of any such lease conditional sale agreement or Security Interest will not have the effect of prejudicing the interests of Lender as mortgagee and secured party or Lessor as holder of title and lessor of that Engine or Part and lessor of that Engine or Part or the interests of Lender in respect thereof under the Lease Assignment; and

     (2) if requested by Lessor, the lessor under such lease, the seller under such conditional sale agreement or the holder of such Security Interest as the case may be, has confirmed and acknowledged in writing to Lessor, in form and substance satisfactory to Lessor, that it will respect the interest of Lessor as owner and lessor and Lender as mortgagee and secured party of that Engine or Part and that it will not seek to exercise any rights whatsoever in relation thereto.

8.15 Pooling of Engines and Parts: Lessee will not enter into nor permit any pooling agreement or arrangement in respect of an Engine or Part without the prior written consent of Lessor.

8.16 Equipment Changes:

(a) Lessee will not make any modification or addition to the Aircraft (each an "Equipment Change"), except for an Equipment Change which:

     (i) is expressly permitted by this Agreement, or

     (ii) which does not diminish the value, utility, condition, or airworthiness of the Aircraft;

(b) So long as a Default has not occurred and is continuing, Lessee may remove any Equipment Change if it can be removed from the Aircraft without diminishing or impairing the value, utility, condition or airworthiness of the Aircraft.

8.17 Title:

(a) Except as provided in Part 1 of Schedule 1 with respect to Windshear, TCAS and 11 Parameter FDR equipment, title to all Engines and Parts installed on the Aircraft whether by way of replacement, as the result of an Equipment Change or otherwise (except those installed pursuant to Clause 8.13(b) or 8.13(c)) will on installation, without further act, vest in Lessor subject to this Agreement and the Mortgage free and clear of all Security Interests. Lessee will at its own expense take all such steps and execute, and procure the execution of, all such instruments as Lessor may require and which are necessary to ensure that title so passes to Lessor according to all applicable laws. At any time when requested by Lessor, Lessee will provide evidence to Lessor's satisfaction (including the provision, if required, to Lessor of one or more legal opinions) that title has so passed to Lessor;

(b) Lessor may require Lessee to remove any Equipment Change and to restore the Aircraft to its condition prior to that Equipment Change;

(c) Except as referred to in Clause 8.17(b) any Engine or Part (other than the Windshear, TCAS and I I Parameter FDR equipment referred to in Part 1 of
     Schedule 1) at any time removed from the Aircraft will remain the property of Lessor until replacement has been made in accordance with this Agreement and until title in that replacement has passed, according to applicable laws, to Lessor subject to this Agreement, and the Mortgage free of all Security Interests whereupon title to the Engine or Part; will, provided no Default has occurred and is continuing, pass to Lessee (in connection with which Lessor shall execute such documents as Lessee shall reasonably request and at Lessee's cost which are necessary to convey such title to Lessee).

8.18 Third Party: Lessee will procure that no person (other than Lessor or Lender) will act in any manner inconsistent with its obligations under this Agreement and that all persons will comply with those obligations as if references to "Lessee" included a separate reference to those persons.

9.   INSURANCE

9.1 Insurances: Lessee will maintain in full force during the Term insurances in respect of the Aircraft in form and substance satisfactory to Lessor (the "Insurances" which expression includes, where the context so admits, any relevant re-insurance(s)) through such brokers and with such insurers and having such deductibles and being subject to such exclusions as may be approved by Lessor. The Insurances will be effected either:

(a) on a direct basis with insurers of recognized standing who normally participate in aviation insurances in the leading international insurance markets and led by reputable underwriter(s) approved by Lessor; or

(b) with a single insurer or group of insurers approved by Lessor who does not retain the risk but effects substantial reinsurance with reinsurers in the leading international insurance markets and through brokers each of recognized standing and acceptable to Lessor for a percentage acceptable to Lessor of all risks insured (the "Reinsurances").

9.2 Requirements: Lessor's current requirements as to required Insurances are as specified in this Clause and in Schedule 4. Lessor may from time to time stipulate other requirements for the Insurances so that the scope and level of cover is maintained in line with best industry practice and the interests of Lessor and each of the Indemnitees are protected; provided, however, that this Clause of itself will not permit Lessor to increase the levels of coverage required under this Agreement (but without prejudice to any other provisions of this Agreement).

9.3 Change: If at any time and on reasonable grounds Lessor wishes to revoke its approval of any insurer, reinsurer, insurance or reinsurance, Lessor and/or its brokers will consult with Lessee and Lessee's brokers (as for the time being approved by Lessor) regarding whether that approval should be revoked to protect the interests of the parties insured. If, following the consultation, Lessor considers that any change should be made, Lessee will then arrange or procure the arrangement of alternative cover satisfactory to Lessor.

9.4 Insurance Covenants: Lessee will:

(a) ensure that all legal requirements as to insurance of the Aircraft, any Engine or any Part which may from time to time be imposed by the laws of the State of Registration or any state to, from or over which the Aircraft may be flown, in so far as they affect or concern the operation of the Aircraft, are complied with and in particular those requirements compliance with which is necessary to ensure that (i) the Aircraft is not in danger of detention or forfeiture, (ii) the insurances remain valid and in full force and effect, and (iii) the interests of the Indemnitees in the Insurances and the Aircraft or any Part are not thereby prejudiced;

(b) not use, cause or permit the Aircraft, any Engine or any Part to be used for any purpose or in any manner not covered by the Insurances or outside any geographical limit imposed by the Insurances;

(c) comply with the terms and conditions of each policy of the Insurances and not do, consent or agree to any act or omission which:

     (i) invalidates or may invalidate the Insurances; or

     (ii) renders or may render void or voidable the whole or any part of any of the Insurances; or

     (iii) brings any particular liability within the scope of an exclusion or exception to the Insurances;

(d) not take out without the prior written approval of Lessor any insurance or reinsurance in respect of the Aircraft other than those required under this Agreement unless relating solely to hull total loss, business interruption, profit commission and deductible risk. Notwithstanding the foregoing, Lessee may, at its own cost, increase the Agreed Value over the value currently provided for in this Agreement;

(e) commence renewal procedures at least 30 days prior to expiry of any of the Insurances and provide to Lessor:

     (i) if requested by Lessor, a written statement status report of renewal negotiation 14 days prior to each expiry date.

     (ii) confirmation of completion of renewal prior to each expiry date;

     (iii) certificates of insurance (and whether appropriate certificates of reinsurance), and broker's (and any reinsurance brokers') letter of undertaking in a form acceptable to Lessor in English, detailing the coverage and confirming the insurers' (and any reinsurers') agreement to the specified insurance requirements of this Agreement within 7 days after each renewal date;

(f) on request, and if a Default shall have occurred, provide to Lessor copies of documents evidencing the Insurances;

(g) on request, and if a Default shall have occurred, provide to Lessor evidence that the Insurance premiums have been paid;

(h) not make any modification or alteration to the insurances material and adverse to the interests of any of the Indemnitees;

(i)  be responsible for any deductible under the Insurances; and

(j) provide any other insurance and reinsurance related information, or assistance, in respect of the Insurances as Lessor may reasonably require.

9.5 Failure to Insure : If Lessee fails to maintain the Insurances in compliance with this Agreement, each of the Indemnitees will be entitled but not bound, (without prejudice to any other rights of Lessor under this Agreement):

(a) to pay the premiums due or to effect and maintain insurances satisfactory to it or otherwise remedy Lessee's failure in such manner (including, without limitation to effect and maintain an "owner's interest" policy) as it considers appropriate. Any sums so expended by it will become immediately due and payable by Lessee to Lessor together with interest thereon at the rate specified in Clause 5.11, from the date of expenditure by it up to the date of reimbursement by Lessee;

(b) At any time while such failure is continuing to require the Aircraft to remain at any airport or to proceed to and remain at any airport designated by it until the failure is remedied to its satisfaction.

9.6 Continuing Indemnity : Lessor may require Lessee to effect and to maintain product liability insurance after the Expiry Date with respect to its liability under the Indemnification in Clause 10 for such period as Lessor may reasonably require (but in any event not more than 3 years) which provides for each Indemnitee to be named as additional insured. Lessee's obligation in this Clause shall not be affected by Lessee ceasing to be lessee of the Aircraft and/or any of the Indemnitees ceasing to have any interest in respect of the Aircraft.

9.7  Application of Insurance Proceeds :

     As between Lessor and Lessee:

(a) all insurance payments received as a result of an Event of Loss occurring during the Tenn will be paid to Lessor or as it may direct and Lessor or its designee who received such payment will pay the balance of those amounts to Lessee after deduction of all amounts which may be or are payable by Lessee to Lessor under this Agreement (including under Clause 11.1(b));

(b) all insurance proceeds of any property, damage or loss to the Aircraft, any Engine or any Part occurring during the Term not constituting an Event of Loss and in excess of the Damage Notification Threshold will be paid to Lessor or as it may direct and applied to payment (or to reimburse Lessee) for repairs or replacement property upon Lessor being satisfied that the repairs or replacement have been effected in accordance with this Agreement. Insurance proceeds in amounts below the Damage Notification Threshold may be paid by the insurer directly to Lessee;

(c) all insurance proceeds in respect of third party liability will, except to the extent paid by the Insurers to the relevant third party, be paid to Lessor or as it may direct to be paid directly in satisfaction of the relevant liability or to Lessee in reimbursement of any payment so made;

(d) notwithstanding Clauses 9.7(a), (b) or (c), if at the time of the payment of any such insurance proceeds a Default has occurred and is continuing all such proceeds will be paid to or retained by Lessor or Lessor's designee to be applied toward payment of any amounts which may be or are payable by Lessee in such order as Lessor or Lessor's designee sees fit or as Lessor may elect.

10.  INDEMNIFICATION

10.1 General : Lessee agrees to assume liability for, defend, indemnify and hold harmless the Indemnitees on an after tax basis from and against any and all claims, proceedings, losses, liabilities, damages (whether direct, indirect, special, incidental or consequential), suits, judgments, costs, expenses (including, without limitation, legal fees and expenses), penalties (whether civil or criminal) or fines (each a "Claim") (regardless of when the same is made or incurred, whether on or after July 15, 1999, during or after the Term):

(a) which may at any time be suffered or incurred directly or indirectly as a result of or in any manner connected with the possession, delivery, performance, management, ownership, registration, control, maintenance, condition, service, repair, overhaul, leasing, use, operation or return of the Aircraft, any Engine or Part (either in the air or on the ground) whether or not the Claim may be attributable to any defect in the Aircraft, any Engine or any Part or to its design, testing or use or otherwise, and regardless of when the same arises or whether it arises out of or is attributable to any act or omission, negligent or otherwise, of any Indemnitee;

(b) which arise out of any act or omission which invalidates or which renders voidable any of the Insurances;

(c) which may at any time be suffered or incurred as a consequence of any design, article or material in the Aircraft, any Engine or any Part or its operation or use constituting an infringement of patent, copyright, trademark, design or other proprietary right or a breach of any obligation of confidentiality owed to any person;

(d) which results from Lessee's breach of any of its representations or warranties or any other event of Default under this Agreement;

     but excluding any Claim in relation in a particular Indemnitee (x) to the extent that that Claim is covered pursuant to another indemnity provision of this Agreement or (y) to the extent it arises as a result of the gross negligence or willful misconduct of that Indemnitee, Lessor Taxes or a Lessor Lien or (z) to the extent it arises out of facts and circumstances occurring prior to July 15, 1999 or after the expiry of the Term where such facts and circumstances do not result from acts or omissions of Lessee.

10.2 Duration : the Indemnification contained in this Agreement will continue in full force after the Expiry Date.

11.  EVENTS OF LOSS

11.1 Events of Loss :

(a) Pre-delivery: If an Event of Loss occurs prior to delivery of the Aircraft to Lessee this Agreement will immediately terminate and except as expressly stated in this Agreement neither party will have any further obligation or liability under this Agreement other than pursuant to Clause 16.9 except that Lessor will rebate to Lessee the amount of any aircraft commitment fee paid under this Agreement.

(b) Post-delivery: If an Event of Loss occurs after delivery of the Aircraft to Lessee, Lessee will pay the Agreed Value to Lessor or as it may direct on or prior to the earlier of (i) 21 Business Days after the Event of Loss and (ii) the date of receipt of insurance proceeds in respect of that Event of Loss. Subject to the rights of any insurers and reinsurers or other third party, upon irrevocable payment in full to Lessor or its designee of that amount and all other amounts which may be or become payable to Lessor under this Agreement, Lessor will without recourse or warranty (except as to Lessor's Liens) and without further act, cause to have transferred to Lessee all of Lessor's rights to any Engines and Parts not installed when the Event of Loss occurred, all on an AS-IS-WHERE-IS basis, and will at Lessee's expense, cause Lessor to execute and deliver such bills of sale and other documents and instruments as Lessee may reasonably request to evidence (on the public record or otherwise) the transfer and the vesting of Lessor's rights in such Engines and Parts in Lessee, free and clear of all rights of Lessor and Lessor Liens.

11.2 Requisition : During any requisition for use or hire of the Aircraft, any Engine or Part which does not constitute an Event of Loss:

(a) the Rent and other charges payable under this Agreement will not be suspended or abated either in whole or in part, and Lessee will not be released from any of its other obligations under the Agreement (other than operational obligations with which Lessee is unable to comply solely by virtue of the requisition);

(b) so long as no Default has occurred and is continuing, Lessee will be entitled to any hire paid by the requisitioning authority in respect of the Term. Lessee will, as soon as practicable after the end of any such requisition, cause the Aircraft to be put into the condition required by this Agreement. Lessor will be entitled to all compensation payable by the requisitioning authority in respect of any change in the structure, state or condition of the Aircraft arising during the period of requisition, and Lessor will apply such compensation in reimbursing Lessee for the cost of complying with its obligations under this Agreement in respect of any such change, but so that, if any Default has occurred and its continuing, Lessor may apply the compensation or hire in or towards settlement of any amounts owing by Lessee under this Agreement.

12.  RETURN OF AIRCRAFT

12.1 Return : On the Expiry Date or termination of the leasing of the Aircraft under this Agreement Lessee will unless an Event of Loss has occurred, at its expense, redelivery the Aircraft and Aircraft Documents to Lessor at the Redelivery Location or such other airport as is mutually acceptable to the parties hereto, in a condition complying with Schedule 3, free and clear of all Security interests and Permitted Liens (other than Lessor Liens) and in a condition qualifying for immediate certification of airworthiness by the FAA or as otherwise agreed by Lessor and Lessee, and thereupon cause the Aircraft to be deregistered by the Air Authority.

12.2 Final Inspection : immediately prior to redelivery of the Aircraft, Lessee will make the Aircraft available to Lessor and Lender for inspection ("Final Inspection") in order to verify that the condition of the Aircraft complies with this Agreement. The Final Inspection will be long enough to permit Lessor to:

(a)  inspect the Aircraft Documents;

(b)  inspect the Aircraft and uninstalled Parts;

(c) inspect the Engines, including without limitation (i) a borescope inspection of (A) the low pressure and high pressure compressors and (B) turbine area and (ii) engine condition runs; and

(d) observe a 2 hour demonstration flight (with Lessor's representatives as on-board observers).

     Lessor will indemnify and hold harmless Lessee from and against all Claims (as defined in Clause 10) arising from death or injury to any observer of Lessor or any employee of Lessor in connection with any demonstration flight or inspection of the Aircraft by Lessor (except to the extent that such Claim arises out of the gross negligence or willful misconduct of Lessee).

12.3 Non-Compliance : To the extent that, at the time of Final Inspection, the condition of the Aircraft does not comply with this Agreement, Lessee will at Lessor's option:

(a) immediately rectify the non-compliance and to the extent the non-compliance extends beyond the Expiry Date, the Tenn will be automatically extended and this Agreement will remain in force until the non-compliance has been rectified; or

(b) redeliver the Aircraft to Lessor and indemnify Lessor, and provide to Lessor's satisfaction cash as security for that indemnity, against the cost of putting the Aircraft into the condition required by this Agreement.

12.4 Redelivery : Upon redelivery Lessee will provide to Lessor all documents necessary to export the Aircraft from the Habitual Base (including, without limitation, a valid and subsisting export license for the Aircraft) and required in relation to the deregistration of the Aircraft with the Air Authority.

12.5 Acknowledgement: Provided Lessee has complied with its obligations under this Agreement, following redelivery of the Aircraft by Lessee to Lessor at the Redelivery Location, Lessor will deliver to Lessee an acknowledgement confirming that Lessee has redelivered the Aircraft to Lessor in accordance with this Agreement.

12.6 Maintenance Program :

(a) Prior to the Expiry Date and upon Lessor's request, Lessee will provide Lessor or its agent reasonable access to the Agreed Maintenance Program and the Aircraft Documents in order to facilitate the Aircraft's integration into any subsequent operator's fleet;

(b) Lessee will, if requested by Lessor to do so, upon return of the Aircraft deliver to Lessor a certified true current and complete copy of the Agreed Maintenance Program. Lessor agrees that it will not disclose the contents of the Agreed Maintenance Program to any person or entity except to the extent necessary to monitor Lessee's compliance with this Agreement and/or to bridge the maintenance Program for the Aircraft from the Agreed Maintenance Program to another Program after the Expiry Date.

12.7 Fuel : Upon redelivery of the Aircraft to Lessor, an adjustment will be made in respect of fuel on board on delivery of the Aircraft pursuant to the Prior Lease and fuel on board at redelivery at the price then prevailing at the Redelivery Location.

12.8 [Intentionally Omitted].

13.  DEFAULT

13.1 Events : Each of the following events or conditions will constitute an Event of Default and a repudiation of this Agreement by Lessee (whether any such event or condition is voluntary or involuntary or occurs by operation of law or pursuant to or in compliance with any judgment, decree or other of any court or any order, rule or regulation of any Government Entity):

(a) Non-payment: Lessee fails to make any payment under this Agreement on the due date and such failure continues for 5 days; or

(b) Insurance: Lessee fails to comply any provision on of Clause 9 or any insurance required to be maintained under this Agreement is cancelled or terminated or notice of cancellation is given in respect of any such insurance; or

(c) Breach: Lessee fails to comply with any other material provision of this Agreement and, if such failure is in the reasonable opinion of Lessor capable of remedy, the failure continues for 15 days after notice from Lessor to Lessee; or

(d) Representation: any material representation or warranty made (or deemed to be repeated) by Lessee in or pursuant to this Agreement or in any document or certificate or statement is or proves to have been incorrect in any material respect when made or deemed to be repeated; or

(e)  Cross Default:

     (i) any Financial Indebtedness of Lessee or any of its Subsidiaries which is in excess of $500,000 is not paid when due (but such amounts will not be considered to be due if they are being contested in good faith by Lessee and the circumstances contemplated in (i) and (ii) in the definition of Permitted Lien exist in respect of such amounts); or

     (ii) any such Financial Indebtedness becomes due or capable of being declared due prior to the date when it would otherwise have become due; or

     (iii) the security for any such Financial Indebtedness becomes enforceable; or

     (iv) any event of default or termination event, howsoever described, occurs under the Other Leases or any lease, hire purchase, conditional sale or credit sale agreement of Lessee or any of its Subsidiaries; or

(f) Approvals: any consent, authorization, license, certificate or approval of or registration with or declaration to any Government Entity in connection with this Agreement (including, without limitation):

     (i) any authorization required by Lessee to obtain and transfer freely Dollars (or any other relevant currency) out of any relevant country; or

     (ii) required by Lessee to authorize, or in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by Lessee of its obligations under this Agreement; or

     (iii) the registration of the Aircraft (to the extent that the events listed below are caused by acts or omissions of Lessee); or

     (iv) any airline license or air transport license including, without limitation, authority to operate the Aircraft under Part 121 of the Federal Aviation Regulations and a Certificate of Convenience and Necessity issued under Section 401 of the Federal Aviation Act;

     is modified in a manner unacceptable to Lessor or is withheld, or is revoked, suspended, cancelled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force; or

(g)  Bankruptcy, etc:

     (i) Lessee or any Subsidiary consents to the appointment of a custodian, receiver, or liquidator of itself or all or any material part of Lessee's property or Lessee's consolidated property, or Lessee or any Subsidiary admits in writing its inability to, or is unable to, or does not, pay its debts generally as they come due, or makes a general assignment for the benefit of creditors, or Lessee or any Subsidiary files a voluntary petition in bankruptcy or a voluntary petition seeking reorganization in a proceeding under bankruptcy or insolvency laws (as now or hereafter in effect), or an answer admitting the material allegations of a petition filed against Lessee or any Subsidiary in any such proceeding, or Lessee or any Subsidiary by voluntary petition, answer or consent seeks relief under the provisions of any other bankruptcy, insolvency or other similar law providing for the reorganization or winding-up of corporations, or provides for an agreement, composition, extension or adjustment with its creditors, or any corporate action (including, without limitation, any board of directors or shareholder action) is taken by Lessee or any Subsidiary in furtherance of any of the foregoing, whether or not the same is fully effected or accomplished; or

     (ii) An order, judgment or decree is entered by any court appointing, without the consent of Lesseeor any Subsidiary, a custodian, receiver, or liquidator of Lessee or any Subsidiary, or of all or any material part of Lessee's property or Lessee's consolidated property is sequestered, and any such order, judgment or decree of appointment or sequestration remains in effect, undismissed, unstayed or unvacated for a period of 30 days after the date of entry thereof or at any time an order for relief is granted; or

     (iii) An involuntary petition against Lessee or any Subsidiary in a proceeding under the United States Federal Bankruptcy laws or other insolvency laws (as now or hereafter in effect) is filed and is not withdrawn or dismissed within 30 days thereafter or at any time an order for relief isgranted in such proceeding, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Lessee or any Subsidiary, any court of competent jurisdiction assumes jurisdiction over, or custody or control of, Lessee or any Subsidiary or of all or any material part of Lessee's property, or Lessee's consolidated property and such jurisdiction, custody or control remains in effect, unrelinquished, unstayed or unterminated for a period of 30 days or at any time an order for relief is granted in such proceeding; or

(h) Unlawful: it becomes unlawful for Lessee to perform any of its obligations under this Agreement or this Agreement becomes wholly or partly invalid or unenforceable; or

(i) Suspension of Business: Lessee or any of its Subsidiaries suspends or ceases or threatens to suspend or cease to carry on all or a substantial part of its business as a Certificated Air Carrier; or

(j) Disposal: Lessee or any of its Subsidiaries disposes, conveys or transfers or threatens to dispose, convey or transfer of all or a material part of its assets, liquidates or dissolves or consolidates or merges with any other Person whether by one or a series of transactions, related or not, other than for the purpose of a reorganization of the terms of which have received the previous consent in writing of Lessor (provided that such consent shall not be required where the resulting entity has a net worth equal to or greater than that of Lessee prior to such reorganization); or

(k) Rights: the existence, validity, enforceability or priority of the rights of Lessor as lessor in respect of the Aircraft, or the rights of Lender as mortgagee and secured party or ;as assignee of this Agreement are challenged by Lessee or any other person claiming by or through Lessee; or

(l) Change of Ownership: any single person, or group of persons acquire control of Lessee without the previous consent in writing of Lessor; or

(m) Delivery: Lessee fails to accept delivery of the Aircraft when validly tendered pursuant to this Agreement by Lessor; or

(n) Adverse Change: any event or series of events occurs which, in the reasonable opinion of Lessor might have a material adverse effect on the ability of Lessee to comply with its obligations under this Agreement.

13.2 Rights : If an Event of Default occurs, Lessor may at its option (and without prejudice to any of its other rights under this Agreement), at any time thereafter (without notice to Lessee except as required under applicable law):

(a) accept such repudiation and by notice to Lessee and with immediate effect terminate the letting of the Aircraft (but without prejudice to the continuing obligations of Lessee under this Agreement), whereupon all rights of Lessee under this Agreement shall cease; and/or

(b) proceed by appropriate court action or actions to enforce performance of this Agreement or to recover damages for the breach of this Agreement; and/or

(c)  either:

     (i) take possession of the Aircraft, for which purpose Lessor may enter any premises belonging to or in the occupation of or under the control of Lessee where the Aircraft may be located,or cause the Aircraft to be redelivered to Lessor at Shannon International Airport, Co. Clare, Ireland (or such other location as Lessor may require), and Lessor is hereby irrevocably by way of security for Lessee's obligations under this Agreement appointed attorney for Lessee in causing the redelivery or in directing the pilots of Lessee or other pilots to fly the Aircraft to that airport and will have all the powers and authorizations necessary for taking that action; or

     (ii) by serving notice require Lessee to redeliver the Aircraft to Lessor at Shannon International Airport, Ireland (or such other location as Lessor may require).

13.3 Deregistration : If an Event of Default occurs, Lessor may sell or otherwise deal with the Aircraft free and clear of any leasehold or other interest of Lessee as if this Agreement had never been made and Lessee will at the request of Lessor take all steps necessary to effect (if applicable) deregistration of the Aircraft and its export from the country where the Aircraft is for the time being situated and any other steps necessary to enable the Aircraft to be redelivered to Lessor in accordance with this Agreement; Lessee hereby irrevocably and by way of security for its obligations under this Agreement appoints (which appointment is coupled with an interest) Lessor as its attorney to execute and deliver any documentation and to do any act or thing required in connection with the foregoing.

13.4 Default Payments : if:

(a)  Default occurs; or

(b) the Aircraft is not delivered on the proposed Commencement Date by reason of failure of Lessee to satisfy any conditions to that delivery;

     at Lessor's election, the present value of all Rent due and payable under this Agreement after the date of the Default shall immediately become due and payable (such amounts to be discounted to the then present value at the rate of 8.5% per annum) as liquidated damages for the loss of a bargain and not as a penalty. In addition, Lessee will indemnify Lessor on demand against any loss (including loss of profit), damages, expense, cost or liability which Lessor may sustain or incur directly or indirectly as a result including but not limited to:--

     (i) any loss of profit suffered by Lessor because of Lessor's inability to place the Aircraft on lease with another lessee on terms as favorable to Lessor as this Agreement or because whatever use, if any, to which Lessor is able to put the Aircraft upon its return to Lessor, or the funds arising upon a sale or other disposal of the Aircraft, is not as profitable to Lessor as this Agreement;

     (ii) any amount of principal, interest, fees or other sums whatsoever paid or payable on account of funds borrowed in order to carry any unpaid amount;

     (iii) any loss, premium, penalty or expense which may be incurred in repaying funds raised to finance the Aircraft or in unwinding any swap, forward interest rate agreement or other financial instrument relating in whole or in part to Lessor's financing of the Aircraft; and

     (iv) any loss cost expense or liability sustained or incurred or by Lessor owing to Lessee's failure to redeliver the Aircraft on the date, at the place and in the condition required by this Agreement.

14.  ASSIGNMENT

14.1 LESSEE WILL NOT ASSIGN, TRANSFER (VOLUNTARILY OR INVOLUNTARILY BY OPERATION OF LAW OR OTHERWISE) OR CREATE OR PERMIT TO EXIST ANY SECURITY INTEREST OVER, ANY OF ITS RIGHTS UNDER THIS AGREEMENT.

14.2 Subject to Clause 14.4 Lessor may assign, novate or transfer all or any of its rights under this Agreement and in the Aircraft provided that Lessor will in the case of an assignment, novation or transfer other than by way of security have no further obligation under this Agreement following the assignment, novation or transfer of all its rights under this Agreement but notwithstanding that assignment, novation or transfer will remain entitled to the benefit of each indemnity and the liability insurances effected under this Agreement. Lessee will comply with all reasonable requests of Lessor, its successors and assigns in respect of any such assignment. Lessor will promptly notify Lessee of any assignment, novation or transfer.

14.3 If Lessor desires to effect any assignment, novation or transfer of its rights and obligations under this Agreement, Lessee agrees to cooperate and take all such steps as Lessor may reasonably request to give the assignee, novatee or transferee the benefir of this Agreement (including as to the execution of novation agreements, lease amendment agreements and acknowledgements of assignment).

14.4 Any assignment, novation or transfer by Lessor shall be at Lessor's cost and shall not result in any increase in Lessee's obligations hereunder in excess of those which would exist in the absence of such assignment, novation or transfer. In addition, such assignment, novation or transfer shall be to a Person having a net worth of at least $6,400,000.

15.  ILLEGALITY

     If it is or becomes unlawful in any jurisdiction for Lessor to give effect to any of Lessor's obligations as contemplated by this Agreement or to continue this Agreement Lessor may by notice in writing to Lessee terminate the leasing of the Aircraft under this Agreement and Lessee will forthwith redeliver the Aircraft to Lessor in accordance with Clause 12. Without prejudice to the foregoing Lessor will consult in good faith with Lessee as to any steps which may be taken to restructure the transaction to avoid that unlawfulness but will be under no obligation to take any such steps.

16.  MISCELLANEOUS

16.1 Waivers, Remedies Cumulative : The rights of Lessor under this Agreement:

(a)  may be exercised as often as necessary;

(b)  are cumulative and not exclusive of its rights under any law; and

(c)  may be waived only in writing and specifically.

Delay in exercising or non-exercise of any such right is not a waiver of that right.

16.2 Delegation : Lessor may delegate to any person or persons all or any of the trusts, powers or discretions vested in it by these presents and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as Lessor in its absolute discretion thinks fit.

16.3 Certificates : Save where expressly provided in this Agreement, any certificate or determination by Lessor as to any rate of interest or as to any other amount payable under this Agreement will, in the absence of manifest error, be conclusive and binding on Lessee.

16.4 Appropriation : If any sum paid or recovered in respect of the liabilities of Lessee under this Agreement is less than the amount then due, Lessor may apply that sum to amounts due under this Agreement in such proportions and order and generally in such manner as Lessor may determine at its sole discretion.

16.5 Currency Indemnity :

(a) If Lessor receives an amount in respect of Lessee's liability under this Agreement or if such liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "contractual currency") in which the amount is expressed to be payable under this Agreement:

     (i) Lessee will indemnify Lessor as an independent obligation against any loss arising out of or as a result of such conversion;

     (ii) If the amount received by Lessor, when converted into the contractual currency (at the market rate at which Lessor is able on the date of receipt by Lessor (or on the next date thereafter on which under normal banking practice Lessor is able to convert the amount received into the contractual currency) to purchase the contractual currency in London or at its option New York with that other currency) is less than the amount owed in the contractual currency, Lessee will, forthwith on demand, pay to Lessor an amount in the contractual currency equal to the deficit; and

     (iii) Lessee will pay to Lessor on demand any exchange costs and Taxes payable in connection with the conversion;

(b) Lessee waives any right it may have in any jurisdiction to pay any amount under this Agreement in a currency other than that in which it is expressed to be payable.

16.6 Set-off : Lessor may set off any matured obligation owed by Lessee under this Agreement, the Other Leases or under any other agreement between Lessor (or any affiliate or associate of Lessor) and Lessee (to the extent beneficially owned by Lessor) against any obligation (whether or not matured) owed by Lessor to Lessee, regardless of the place of payment or currency. If the obligations are in different currencies, Lessor may convert either obligation at the market rate of exchange available in London or at its option New York for the purpose of the set-off. If an obligation is un ascertained or un liquidated, Lessor may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained or liquidated. Lessor will not be obliged to pay any amounts to Lessee under this Agreement so long as any sums which are then due from Lessee under this Agreement, the Other Leases or under any other agreement between Lessor (or any affiliate or associate of Lessor) and Lessee remain unpaid and any such amounts which would otherwise be due will fall due only if and when Lessee has paid all such sums except to the extent Lessor otherwise agrees or sets off such amounts against such payment pursuant to the foregoing.

16.7 SeverabiIity : If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

(a) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b) the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

16.8 Remedy : If Lessee fails to comply with any provision of this Agreement, Lessor may, without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of Lessor to treat the non-compliance as a Default or an Event of Default, effect compliance on behalf of Lessee, whereupon Lessee shall become liable to pay immediately any sums expended by Lessor together with all costs and expenses (including legal costs) in connection therewith.

     In the event that Lessee obtains a judgment against Lessor, Lessee shall be entitled to receive all costs and expenses (including legal costs) in connection therewith.

16.9 Expenses : Whether or not the Aircraft is accepted by Lessee pursuant to this Agreement, if

     Lessor shall have tendered the Aircraft to Lessee pursuant to this Agreement, Lessee will pay to Lessor on demand:

(a) all expenses associated with perfecting this Agreement in the State of Registration, the Habitual Base and other states having regard to the operation of the Aircraft (including, but not limited to, the provision of legal opinions (unless otherwise agreed between Lessor and Lessee) stamp duties, translations and registrations, whether required by Lessor or Lessee); and

(b) upon the occurrence of a Default, all expenses (including legal, survey and other costs) payable or incurred by Lessor in contemplation of, or otherwise in connection with, the enforcement of or preservation of any of Lessor's rights under this Agreement, or in respect of the repossession of the Aircraft.

     Lessor shall bear the cost of importing the Aircraft into the United States of America.

     All expenses payable pursuant to this Clause 16.9 will be paid in the currency in which they are incurred by Lessor.

16.10 Time of Essence : The time stipulated in this Agreement for all payments payable by Lessee to Lessor and for the performance of Lessee's other obligations under this Agreement will be of the essence of this Agreement.

16.11 Notices : All notices under, or in connection with, this Agreement will, unless otherwise stated, be given in writing by letter, telex, facsimile or SITA. Any such notice is deemed effectively to be given as follows:

      (i) if by letter, when delivered;

      (ii) if by telex, when dispatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; and

      (iii) if by facsimile or SITA, when transmitted and full transmission has been separately notified by telephone by the transmitting party. The address, telex numbers, SITA, facsimile and telephone numbers of Lessee and Lessor are as follows:

      Lessee:                          371 Aokea Street,
                                       Honolulu,
                                       Hawaii 96819,
                                       U.S.A.
                                       Attn:         Chief Financial Officer
                                       SITA:         HNLGOAQ
                                       Facsimile:    808-839-6447
                                       Telephone:    808-836-4241

      Lessor:                          750 Battery Street

                                       Suite 430
                                       San Francisco, California 94111
                                       Attn:         Mark S. Maymar
                                       Executive Vice President
                                       Facsimile:    415-392-9142
                                       Telephone:    415-392-4900

16.12 Law and Jurisdiction :

(a)   THIS AGREEMENT IN ALL RESPECTS IS GOVERNED BY THE GOVERNING LAW;

(b) For the benefit of Lessor, Lessee agrees that the courts of the State of New York are to have nonexclusive jurisdiction to settle any disputes in connection with this Agreement and submits itself and its property to the nonexclusive jurisdiction of the courts of the State of New York in connection with this Agreement;

(c)   Without prejudice to any other mode of service, Lessee:

      (i) appoints CT Corporation, New York as its agent for service of process relating to any proceedings before the New York courts in connection with this Agreement and agrees to maintain the process agent in New York notified to Lessor;

      (ii) agrees that failure by a process agent to notify Lessee of the process shall not invalidate the proceedings concerned; and

      (iii) consents to the service of process relating to any such proceedings by prepaid posting of a copyof the process to Lessee's agent at the address identified in sub-paragraph (i) above;

(d)   Lessee:

      (i) waives objection to the courts of the State of New York on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Agreement;

      (ii) agrees that a judgment or order of a court of the State of New York in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction;

(e) Nothing in this Clause limits the right of Lessor to bring proceedings against Lessee in connection with this Agreement:

      (i) in any other court of competent jurisdiction; or

      (ii) concurrently in more than one jurisdiction;

(f)   Lessee irrevocably and unconditionally:

      (i) agrees that if Lessor brings legal proceedings against it or its assets in relation to this Agreement no immunity from such legal proceedings (which will be deemed to include without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

      (ii) waives any such right of immunity which it or its assets now has or may in the future acquire;

      (iii)consents generally in respect of any such proceedings to the giving of any relief or the issue ofany process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

16.13 Sole and Entire Agreement : This Agreement is the sole and entire agreement between Lessor and Lessee in relation to the leasing of the Aircraft, and supersedes all previous agreements in relation to that leasing.

16.14 Indemnification : All rights expressed to be granted to each Indemnitee under this Agreement (other than Lessor) are given to Lessor on behalf of that Indemnitee.

16-15 Counterparts : This Agreement may be executed in counterparts each of which will constitute one and the same document.

16-16 Language : All notices to be given under this Agreement will be in English. All documents delivered to Lessor pursuant to this Agreement will be in English, or if not in English, will be accompanied by a certified English translation. If there is any inconsistency between the English version of this Agreement and any version in any other language, the English version will prevail.

17.   DISCLAIMERS AND WAIVERS

17.1 Exclusion : THE AIRCRAFT IS DELIVERED "AS IS, WHERE IS" AND LESSEE AGREES AND ACKNOWLEDGES THAT, SAVE AS EXPRESSLY STATED IN THIS AGREEMENT, LESSOR WILL HAVE NO LIABILITY IN RELATION TO, AND LESSOR HAS NOT AND WILL NOT BE DEEMED TO HAVE MADE OR GIVEN, ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT, INCLUDING BUT NOT LIMITED TO:

(a) THE DESCRIPTION, AIRWORTHINESS, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR USE OR PURPOSE, VALUE, CONDITION, OR DESIGN, OF THE AIRCRAFT OR ANY PART; OR

(b)   ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR

      NOT ARISING FROM LESSOR'S NEGLIGENCE, ACTUAL OR IMPUTED OR

(c) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR ANY LIABILITY OF LESSEE TO ANY THIRD PARTY, OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

17.2 Waiver : LESSEE HEREBY WAIVES, AS BE BETWEEN ITSELF AND THE LESSOR, ALL ITS RIGHTS IN RESPECT OF ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, ON THE PART OF LESSOR AND ALL CLAIMS AGAINST LESSOR HOWSOEVER AND WHENEVER ARISING AT ANY TIME IN RESPECT OF OR OUT OF THE OPERATION OR PERFORMANCE OF THE AIRCRAFT OR THIS AGREEMENT EXCEPT TO THE EXTENT ARISING UNDER CLAUSE 2.4.

17.3 Confirmation : LESSEE CONFIRMS THAT IT IS FULLY AWARE OF THE PROVISIONS OF THIS CLAUSE AND ACKNOWLEDGES THAT RENT AND OTHER AMOUNTS HAVE BEEN CALCULATED BASED ON ITS PROVISIONS.

18.   SECTION 1110

18.1 Section 1110 : Lessee acknowledges that Lessor would not have entered into this Agreement unless it had available to it the benefits of a lessor under Section 1110 of Title 11 of the United States code. Lessee covenants and agrees with Lessor that to better ensure the availability of such benefits, Lessee shall support any motion, petition or application filed by Lessor with any bankruptcy court having jurisdiction over Lessee, whereby Lessor seeks recovery of possession of the Aircraft under said
      Section 1110 and shall not in any way oppose such action by Lessor unless Lessee shall have complied with the requirements of said Section 1110 to be fulfilled in order to entitle Lessee to continued use and possession of the Aircraft hereunder. In the event said Section 1110 is amended, or if it is repealed and another statute is enacted in lieu thereof, Lessor and Lessee agree to amend this Agreement and take such other action not inconsistent with this Agreement as Lessor reasonably deems necessary so as to afford to Lessor the rights and benefits as such amended or substituted statute confers upon owners and lessors of aircraft similarly situated to Lessor.

18.2 The Lessor and the Lessee intend that this Agreement constitute a "true lease" and a lease for all United States federal income tax purposes. The Lessor and the Lessee further intend and agree that the Lessor shall be entitled to the full benefits afforded lessors of aircraft under 11 U.S.C. Section 1110, as amended.

IN WITNESS WHEREOF Lessor and Lessee have executed this Aircraft Lease Agreement as of the date shown at the beginning of this Agreement.

WITNESS                           SIGNED on behalf of:
                                  CONTASS CAPITAL CORPORATION

                                  By:  /s/ [ILLEGIBLE]
--------------------------------       ---------------------------------------
                                  Name:     [ILLEGIBLE]
                                  Title:    [ILLEGIBLE]

WITNESS                           SIGNED on behalf of:
                                  ALOHA AIRLINES, INC.

                                  By:  /s/ Brenda F. Cutwright
--------------------------------       ---------------------------------------
                                  Name:  BRENDA F. CUTWRIGHT
                                  Title: SR. VICE PRESIDENT FINANCE &
                                               PLANNING AND CFO

                                  By:    /s/ James M. King
                                         -------------------------------------
                                  Name:  JAMES M. KING
                                  Title: VICE PRESIDENT PLANNING & DEVELOPMENT

         The undersigned acknowledges receipt of this original counterpart of the foregoing Aircraft Lease Agreement on this ___ day of _________ 1999 and consents to the terms hereof

                             THE PROVIDENT BANK

                             By:   /s/ authorized signatory
                                   -------------------------------------
                             Name:
                             Title:

                          Appendix A to Lease Agreement

ADDITIONAL DEFINITIONS

In addition to the definitions set forth in Clause 1.1, the following expressions shall, unless the context otherwise requires, have the following respective meanings in this Agreement:

[This provision has been omitted as confidential information, and is separately filed with the Commission.]

                                   SCHEDULE 1

                                     PART I

                             DESCRIPTION OF AIRCRAFT

AIRCRAFT
--------

MANUFACTURER:             Boeing

MODEL:                    737-2T4

SERIAL NUMBER:            23443

DATE OF MANUFACTURE:      September, 1985

U.S. REGISTRATION NO.:    N807AL


ENGINES
-------

ENGINE TYPE AND NUMBER:   Pratt & Whitney JT8D-I7A

SERIAL NOS.:              707352 and 665322

(Each of which has 750 or more rated takeoff horsepower or the equivalent of such horsepower)


DELIVERY CONDITION OF AIRCRAFT
------------------------------

On the Commencement Date, the Aircraft shall be deemed to be delivered to Lessee in the same condition as redelivered pursuant to the Prior Lease and, consequently, for the purposes of delivery under this Agreement Lessee acknowledges its satisfaction with the condition of the Aircraft. Except as provided in Part B of Schedule 3, TCAS, Windshear and 11 Parameter FDR equipment installed on the Aircraft shall remain property of the Lessee.

                                   SCHEDULE 1

                                     PART 2

                               AIRCRAFT DOCUMENTS

Such documents as shall be agreed between Lessor and Lessee prior to the Commencement Date.

                                   SCHEDULE 2
                             [Intentionally Omitted]

                                   SCHEDULE 3

                        OPERATING CONDITION AT REDELIVERY

PART A. CONDITIONS APPLICABLE TO ANY REDELIVERY

On the Expiry Date the Aircraft, subject to fair wear and tear generally (notwithstanding anything contained in this Agreement to the contrary), will be in the condition set out below.

1.   General Conditions

The Aircraft will:-

(a)  be clean by airline standards;

(b) have installed the full complement of engines and other equipment parts and accessories and loose equipment as is normally installed in the Aircraft, be in Lessee's standard configuration with respect to LOPA and the installed seats and be in a condition suitable for immediate operation in commercial service by any other Certificated Air Carrier, subject to the special exemptions permitted Lessee regarding compliance with the Airport Noise and Capacity Act of 1990, as amended, and the regulations promulgated by the FAA thereunder;

(c) have in existence a valid certificate of airworthiness issued by the FAA in accordance with FAR part 21 (or if required by the Lessor, a valid export certificate of airworthiness) with respect to the Aircraft issued by the Aviation Authority;

(d) comply with the manufacturer's original specification and be in either the same configuration as at delivery or in the configuration operated by Lessee immediately prior to redelivery, as Lessor may elect by written notice to Lessee given 120 days before the Expiry Date; provided otherwise as, that if Lessor fails to give such written notice to Lessee 120 days before the Expiry Date, Lessee shall be permitted to redeliver the Aircraft in the configuration operated by Lessee immediately prior to redelivery;

(e) have undergone, immediately prior to redelivery, the next "C" check due in accordance with the Agreed Maintenance Program, including all structural inspections and sampling to be performed under the Agreed Maintenance Program at the time of such "C" check, including corresponding lower checks ("A" and "B" or equivalent) and any other maintenance and inspections tasks that are a part of such checks, all in accordance with the Boeing MPD;

(f) have had accomplished all outstanding airworthiness directives and mandatory orders affecting that model of Aircraft issued by the FAA which, if the Aircraft were registered with the FAA, would have to be complied with during the Term or within 180 days after the Expiry Date;

(g) have installed all applicable vendor's and manufacturer's service bulletin kits received free of charge by the Lessee that are appropriate for the Aircraft and to the extent not installed, those kits will be furnished free of charge to Lessor;

(h)  be painted in Lessee's external colors but with logos removed; and

(i)  have all signs and decals clean, secure and legible.

2.   COMPONENTS

(a) Each life-limited component (other than the APU) shall have not less than the number of Flight Hours of life as were remaining thereon to the next scheduled removal as on the date on which the Aircraft was delivered pursuant to the Prior Lease, in accordance with the Ageed Maintenance Program;

(b) Each calendar-limited component will have not less than 12 months life remaining to the next scheduled removal in accordance with the Agreed Maintenance Program (provided that, if the calendar limit for any such component is less than 12 months, such component shall have such less number of months so remaining);

(c) Each "on-condition" and "condition monitored" component will be serviceable; and

(c) The APU will be in serviceable condition such condition to be verified by a borescope inspection and "health check" under full load conditions.

3.   ENGINES

     Each engine will be installed on the Aircraft and if not the engines installed on the date on which the Aircraft was delivered pursuant to the Prior Lease the will be accompanied -by all documentation Lessor may require to evidence that title thereto is properly vested in Lessor and will:

(a) be serviceable with not less than 3,000 Cycles remaining to the next limiter; and

(b) be in a condition which can operate at required take off power at sea level at a temperature of 34NC.

4.   FUSELAGE, WINDOWS AND DOORS

(a) The fuselage will be free of major dents and abrasions, scab patches and loose or pulled or missing rivets;

(b) Windows will be free of delamination, blemishes, crazing and will be properly sealed; and

(c) Doors will be free moving, correctly rigged and fitted with serviceable seals.

5.   WINGS AND EMPENNAGE

(a)  Leading edges will be free from damage;

(b)  Control surfaces will be waxed and polished;

(c)  Unpainted cowlings and fairings will be polished; and

(d)  Wings will be free of fuel leaks.

6.   INTERIOR

(a)  Ceilings, sidewalls and bulk panels will be clean and free of stains

(b) Carpets and seat covers will be in good condition, clean and free of stains and meet FAR fire resistance regulations;

(c)  Seats will be serviceable, in good condition and repaired as necessary; and

(d) Emergency equipment having a calendar life will have a minimum of 1 year or 100% of its total approved life, whichever is less, remaining.

7.   COCKPIT

(a) Fairing panels shall be free of stains and cracks, will be clean, secure and repainted as necessary;

(b)  Floor coverings will be clean and effectively sealed.

(c) Seat covers will be in good condition, clean and free of stains and will conform to FAR fire resistance regulations; and

(d) Seats will be serviceable, in good condition and will be repainted as necessary.

8.   CARGO COMPARTMENTS

(a)  Panels will be in good condition; and

(b)  Nets will be in good condition.

9.   LANDING GEAR

The landing gear and wheel wells will be clean, free of leaks and repaired as necessary.

10.  CORROSION

(a) The Aircraft will have been inspected and treated with respect to corrosion as defined in the Agreed Maintenance Program;

(b) The entire fuselage will be substantially free from corrosion and will be adequately treated and an approved corrosion prevention Program will be in operation; and

(c) Fuel tanks will be free from contamination and corrosion and a tank treatment Program will be in operation.

PART B.  ADDITIONAL CONDITIONS APPLICABLE UPON EARLY TERMINATION

Upon redelivery of the Aircraft upon early termination of the Lease in accordance with Section 4.7 thereof, the Aircraft will be returned (1) in accordance with Part A of this Schedule 3 and (2) all TCAS, Windshear and 11 Parameter FDR equipment shall be installed and functional subject to fair wear and tear generally and shall become property of the Lessor.

                                   SCHEDULE 4

                             INSURANCE REQUIREMENTS

The Insurances required to be maintained are as follows:

(a) HULL ALL RISKS of Loss or Damage whilst flying and on the ground with respect to the Aircraft on an "agreed value basis" for the Agreed Value and with a deductible not exceeding $500,000 or such other amount agreed by Lessor and Lender from time to time (provided that, in the event that Lessee increases its general deductible amount applicable to its aircraft fleet to an amount which is greater than $500,000, the deductible amount under this Agreement may, with poor written notice to Lessor, be increased by Lessee to an amount equal to the lesser of (x) such greater amount; and
     (y) $750,000;

(b) HULL WAR AND ALLIED PERILS, being such war risks excluded from the Hull All Risks Policy to the fullest extent available from the leading international insurance markets, including confiscation and requisition by the State of Registration, for the Agreed Value;

(c) ALL RISKS (INCLUDING WAR AND ALLIED RISK except when on the ground or in transit other than by air) property insurance on all Engines and Parts when not installed on the Aircraft on an "agreed value" basis for their full replacement value including engine test and running risks;

(d) AIRCRAFT THIRD PARTY, PROPERTY DAMAGE, PASSENGER, BAGGAGE, CARGO AND MAIL AND AIRLINE GENERAL THIRD PARTY (INCLUDING PRODUCTS) LEGAL LIABILITY for a Combined Single Limit (Bodily Injury/Property Damage) of an amount not less than the Minimum Liability Coverage for the time being any one occurrence (but in respect of products and personal injury liability, this limit may be an aggregate limit for any and all losses occurring during the currency of the policy); War and Allied Risks are also to be covered under the Policy to the fullest extent available from the leading international insurance markets;

(e) All required hull and spares insurance (as specified above), so far as it relates to the Aircraft will:

     (i) name Lessor, Lender (so long as the Mortgage remains in effect with respect to the Aircraft), their respective successors and assigns as additional assureds for their respective rights and interests, warranted, each as to itself only, no operational interest;

     (ii) provide that any loss will be settled with Lessor and Lessee, subject to final prior approval of Lender (so long as the Mortgage remains in effect with respect to the Aircraft) and will be payable in Dollars to Lender (so long as the Mortgage remains in effect With respect to the Aircraft) or Lessor If the Mortgage is no longer in effect with respect to the Aircraft), for the account of all interests except where such loss does not exceed the Damage Notification Threshold, and Lender (so long as the Mortgage remains in effect with respect to the Aircraft) has not notified the insurers to the contrary, in which case the loss will be settled with and paid to Lessee;

     (iii) include a notice and/or acknowledgement of assignment (relating to the assignment of

     Lessor's interest in the insurances to Lender) in a form acceptable to Lessor and Lender;

     (iv) if separate Hull "all risks" and "war risks" insurances are arranged, include a 50/50 provision in accordance with market practice (AVS103 is the current market language); and

     (v) confirm that the insurers are not entitled to replace the Aircraft in the event of an insured Event of Loss.

(f)  All required liability insurances specified in Clause I (d) above will:

     (i) name Lessor and each of the Indemnitees and their respective successors and assigns and their respective shareholders, subsidiaries, directors, officers, agents, employees and indemnitees as additional insureds for their respective rights and interests, warranted, each as to itself only, no operational interest;

     (ii) include a Severability of Interest Clause which provides that the insurance, except for limits of liability, will operate to give each assured the same protection as if there was a separate policy to be issued to each assured;

     (iii) contain a provision confirming that the policy is primary without right of contribution and the liability of the insurers will not be affected by any other insurance of which Lessor or any of the Indemnitees or Lessee have the benefit so as to reduce the amount payable to the additional insureds under such policies;

(c)  All Insurances will:

(i) be in accordance with normal industry practice of persons operating similar aircraft in similar circumstances;

(ii) provide cover denominated in Dollars and any other currencies which Lessor may reasonably require in relation to liability insurance;

(iii)operate on a worldwide basis subject to such limitations and exclusions as Lessor may agree;

(iv) acknowledge the insurer is aware (and has seen a copy) of this Agreement and that the Aircraft is owned by the Lessor and is subject to Mortgage (so long as the Mortgage remains in effect with respect to the Aircraft);

(v) provide that, in relation to the interests of each of the additional assureds, the Insurances will not be invalidated by any act or omission by Lessee, or any other person other than the respective additional assured seeking protection and shall insure the interests of each of the additional assureds regardless of any breach or violation by Lessee, or any other person other than the respective additional assured seeking protection of any warranty, declaration or condition, contained in such Insurances;

(vi) provide that the insurers will hold harmless and waive any rights of recourse and/or subrogation against the additional assureds;

(vii) provide that the additional assureds will have no obligation or responsibility for the payment of any premiums due (but reserve the right to pay the same should any of them elect so to do) and that the insurers will not exercise any right of offset or counter-claim in respect of any premium due against the respective interests of the additional assureds other than outstanding premiums relating to the Aircraft, any Engine or Part the subject of the relevant claim;

(viii)provide that the Insurances will continue unaltered for the benefit of the additional assureds for at least 30 days after written notice by registered mail or facsimile of any cancellation, change, event of non-payment of premium or installment thereof has been sent to Lessor and to each Indemnitee, except in the case of war risks for which 7 days (or such lesser period as is or may be customarily available in respect of war risks or allied perils) will be given, or in the case of war between the 5 great powers or nuclear peril for which termination is automatic;

(ix) if reinsurance is a requirement of this Agreement such reinsurance will (i) be on the same terms as the original insurances and will include the provisions of this Schedule, (ii) provide that notwithstanding any bankruptcy, insolvency, liquidation, dissolution or similar proceedings of or affecting the reinsured that the reinsurers' liability will be to make such payments as would have fallen due under the relevant policy of reinsurance if the reinsured had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected; and (iii) contain a "cut-through" clause in the following form (or otherwise, satisfactory to Lessor): "The Reinsurer and the Reinsured hereby mutually agree that in the event of any claim arising under the reinsurances in respect of a total loss or other claim where as provided by the Aircraft Lease Agreement dated 0 and made between Compass Capital Corporation and Aloha Airlines, Inc. such claim is to be paid to the person named as sole loss payee under the primary insurances, the Reinsurers will in lieu of payment to the Reinsured, its successors in interest and assigns pay to the person named as sole loss payee under the primary insurances effected by the Reinsured that portion of any loss due for which the Reinsurers would have otherwise be liable to pay the Reinsured (subject to proof of loss), it being understood and agreed that any such payment by the Reinsurers will (to the extent of such payment) fully discharge and release the reinsurers from any and all further liability in connection therewith"; subject to such provisions not contravening any of the State of Incorporation;

(x) contain a provision entitling Lessor, Lender (so long as the Mortgage remains in effect with respect to the Aircraft) or any insured party to initiate a claim under any policy in the event of the refusal or failure of Lessee to do so;

(xi) accept and insure the indemnity provisions of this Agreement.

                            AMENDMENT NO. I (N807AL)
                                       to
                            Aircraft Lease Agreement
                                 - relating to -
                             Boeing 737-2T4 Aircraft
                         Manufacturers Serial No: 23443
                          U.S. REGISTRATION MARK N807AL



                         ------------------------------
                             DATED as of May 1, 2000
                         ------------------------------


                           COMPASS CAPITAL CORPORATION

                                    (LESSOR)

                                     - and -

                              ALOHA AIRLINES, INC.

                                    (Lessee)

THIS AMENDNENT No. I HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THE AIRCRAFT LEASE AGREEMENT CONSTITUTES "CHATTEL PAPER" (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THE AIRCRAFT LEASE AGREEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPARTS OTHER THAN THE ORIGINAL COUNTERPART OF THE AIRCRAFT LEASE AGREEMENT AND OF ALL AMENDMENTS THERETO AND OF COUNTERPART No. 1 OF THIS AMENDMENT No. 1. THIS IS COUNTERPART NO. 2

                                                       RECORDED
                                             FEDERAL AVIATION ADMINISTRATION

                                        Date      7-21-00         Time  11:06 ?

                                        Conveyance Number        JJ 336 ?

                                        By           [Illegible]

                            AMENDMENT NO. I (N807AL)

           This AMENDMENT NO. I (N807AL), dated as of May 1, 2000 (this "Amendment"), is between COMPASS CAPITAL CORPORATION, a California corporation (the "Lessor"), and ALOHA AIRLINES, INC., a Delaware corporation, as lessee ("Lessee").

 RECITALS:

 (1) Lessor and Lessee have entered into an Aircraft Lease Agreement dated September 15, 1999 (as supplemented and assigned and as fully described on the attached Schedule I (the "Lease Agreement")). The Lease Agreement has been filed with the FAA as set forth on the attached Schedule 1.

 (2) The Lease Agreement relates to one Boeing Model 737-2T4 aircraft bearing manufacturer's serial no.. 23443 and U.S. registration mark N807AL, including two Pratt & Whitney Model JT8D-9A engines bearing manufacturer's serial nos. 707352 and 665322, each having 750 or more rated takeoff horsepower or the equivalent thereof (the "Aircraft").

 (3) NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration whose receipt and sufficiency are acknowledged, Lessor and Lessee agree as follows:

 1. DEFINITIONS. Capitalized terms used and not defined in this Amendment have the meanings ascribed to such terms in the Lease Agreement.

 2. AMENDMENTS TO THE LEASE AGREEMENT. Lessor and Lessee agree that the Lease Agreement shall be amended as follows:

           (a) In the definition of "Other Leases" in Clause 1.1 of the Lease Agreement, the reference to "Serial Number 23443" is amended to be "Serial Number 23445".

           (b) In the definition of "Prior Lease" in Clause 1. 1 of the Lease Agreement, the reference to "dated as of May 27, 1994" is amended to be "dated as of April 29, 1994."

 (c) On Schedule 1 to the Lease, the reference to "JT8D-17A" is amended to be "JT8D-9A."

 3.        ASSIGNMENT.   This Amendment shall be binding upon and
 inure to the benefit of each of the Lessee and Lessor and their respective successors and permitted assigns.

 4.        MISCELLANEOUS.

           (a) Except as specifically amended by this Amendment, the Lease Agreement shall remain in full force and effect in accordance with its terms.

           (b) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK BY RESIDENTS OF SUCH STATE.

           (c) The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause, provision or part in such jurisdiction and shall not in any manner affect such clause, provision or part in any other jurisdiction or any other clause or provision in this Amendment in any jurisdiction.

           (d) This Amendment may be signed in any number of counterparts with the same effect as if all parties to this Amendment signed the same counterpart.

                            [SIGNATURE PAGE FOLLOWS]

                            [Missing signature page]

                            AMENDMENT NO. 2 (N807AL)
                                       to
                            Aircraft Lease Agreement
                                 - relating to -
                             Boeing 737-2T4 Aircraft
                         Manufacturers Serial No: 23443
                          U.S. REGISTRATION MARK N807AL



                         ------------------------------
                           DATED as of October 1, 2001
                         ------------------------------


                           COMPASS CAPITAL CORPORATION

                                    (LESSOR)

                                     - and -

                              ALOHA AIRLINES, INC.

                                    (Lessee)

THIS AMENDMENT No. 2 HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THE AIRCRAFT LEASE AGREEMENT CONSTITUTES "CHATTEL PAPER" (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THE AIRCRAFT LEASE AGREEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPARTS OTHER THAN THE ORIGINAL COUNTERPART OF THE AIRCRAFT LEASE AGREEMENT AND OF ALL AMENDMENTS THERETO AND OF COUNTERPART No. 1 OF THIS AMENDMENT No. 2. THIS IS COUNTERPART No. 2.

                                                       RECORDED
                                             FEDERAL AVIATION ADMINISTRATION

                                        Date      11-5-01         Time  1:03 am

                                        Conveyance Number     HH 030288

                                        By           SHEILA HIGGINS

                            AMENDMENT NO. 2 (N807AL)

           This AMENDMENT NO. 2 (N807AL), dated as of October 1, 2001 (this "Amendment"), is between COMPASS CAPITAL CORPORATION, a California corporation (the "Lessor"), and ALOHA AIRLINES, INC., a Delaware corporation, as lessee ("Lessee").

RECITALS:

(1) Lessor and Lessee have entered into an Aircraft Lease Agreement dated September 15, 1999 (as supplemented and assigned and amended and as fully described on the attached Schedule I (the "Lease Agreement")). The Lease Agreement has been filed with the FAA as set forth on the attached Schedule 1.

(2) The Lease Agreement relates to one Boeing Model 737-2T4 aircraft bearing manufacturer's serial no. 23443 and U.S. registration mark N807AL, including two Pratt & Whitney Model JT8D-9A engines bearing manufacturer's serial nos. 707352 and 665322, each having 750 or more rated takeoff horsepower or the equivalent thereof (the "Aircraft").

(3) NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration whose receipt and sufficiency are acknowledged, Lessor and Lessee agree as follows:

1. DEFINITIONS. Capitalized terms used and not defined in this Amendment have the meanings ascribed to such terms in the Lease Agreement.

2. AMENDMENTS TO THE LEASE AGREEMENT. Lessor and Lessee agree that the Lease Agreement is hereby amended as follows:

           (a) In the definition of "Expiry Date" in Clause 1.1 of the Lease Agreement, the reference to "6 September 2007" is amended to be "6 November 2007".

           (b) Appendix A to the Lease Agreement is deleted in its entirety and a new Appendix A in the form of Attachment 1 to this Amendment is substituted therefor.

3. ASSIGNMENT. This Amendment shall be binding upon and inure to the benefit of each of the Lessee and Lessor and their respective successors and permitted assigns.

4.        MISCELLANEOUS.

           (a) Except as specifically amended by this Amendment, the Lease Agreement shall remain in full force and effect in accordance with its terms.

           (b) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK BY RESIDENTS OF SUCH STATE.

           (c) The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause, provision or part in such jurisdiction and shall not in any manner affect such clause, provision or part in any other jurisdiction or any other clause or provision in this Amendment in any jurisdiction.

           (d) This Amendment may be signed in any number of counterparts with the same effect as if all parties to this Amendment signed the same counterpart.

                            [SIGNATURE PAGE FOLLOWS]

           IN WITNESS WHEREOF, Lessor and Lessee have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

                                             COMPASS CAPITAL CORPORATION, as
                                                  Lessor

                                             By:      /s/ Mark S. Maymar
                                                 -----------------------------
                                             Name:       MARK S. MAYMAR
                                             Title:  Executive Vice President



                                             ALOHA AIRLINES, INC., as Lessee

                                             By:
                                                 -----------------------------
                                             Name:
                                             Title:


                                             By:
                                                 -----------------------------
                                             Name:
                                             Title:

           IN WITNESS WHEREOF, Lessor and Lessee have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.


                                             COMPASS CAPITAL CORPORATION, as
                                                  Lessor


                                             By:
                                                 -----------------------------
                                             Name:
                                             Title:



                                             ALOHA AIRLINES, INC., as Lessee


                                             By:       /s/ Glen R. Zander
                                                 -----------------------------
                                             Name:       GLEN R. ZANDER
                                             Title:      President & CEO



                                             By:     /s/ Brenda F. Cutwright
                                                 -----------------------------
                                             Name:      BRENDA F. CUTWRIGHT
                                             Title:  Exec. Vice President & CEO

                                                                      Schedule l

                         DESCRIPTION OF LEASE AGREEMENT

           Aircraft Lease Agreement dated as of September 15, 1999, between Compass Capital Corporation as lessor and Aloha Airlines, Inc. as lessee, recorded by the Federal Aviation Administration on October 26, 1999, as Conveyance No. Q63209, as amended by Amendment No. 1 (N807AL) dated as of May 1, 2000, recorded on July 21, 2000, as Conveyance No. JJ33660.

                                           Attachment 1 to Lease Amendment No. 2

                          Appendix A to Lease Agreement

[This Appendix has been omitted as confidential information, and is separately filed with the Commission.]

                                   SCHEDULE 1

                            AIRCRAFT LOOSE EQUIPMENT

QTY         ITEM DESCRIPTION
3           Crew Oxygen Mask

2           Smoke Goggles

1           Crew Head Set

2           Coffee Cup Holders

1           AFM

2           Crew Life Vest

1           Observers Life Vest

2           Hand Microphones

2           Crew Flashlights

1           Crew Fire Extinguisher

1           Crew Fire AX

1           Spare Filament Holder

1           PBE in cockpit

1           Alternate Extension handle in Cockpit

1           Overhead Emergency Light in Cockpit

1           Galley Service Cart with trays

3           Galley Food Tray Boxes

2           Galley Hot Jugs

1           PBE in forward galley storage compartment

1           Fire Extinguisher in forward galley storage compartment

3           Seat Belt Extensions in pouch in forward galley storage compartment

2           Passenger O2 Bottles in forward galley storage compartment

5           Cabin Seat Tables

1           Life Vest under forward F/A seat

1           Flashlight under F/A seat

1           First Aid Kit in forward galley storage compartment

1           Medical Kit in forward galley storage compartment

1           PBE on aft bulkhead

2           Fire Extinguishers on aft bulkhead

2           Propeller Restraints

2           Engine Plug

2           Static Port Covers

1 set       Wheel Covers

1           Windshield Cover

2           Pitot Tube Covers

1 set       Landing Gear Safety Pins

2           Engine Exhaust Covers

                                   SCHEDULE 2

                                  DISCREPANCIES

1. Wardrobe interior panels do not latch properly and aft lower access panel needs securing.

2.   Flight Attendant control panel face plate cracked.

3.   Tray tables cracked at seats 4A, 6D & 6E.

4.   Both wing emergency exit window interior trim panels need repair.

5.   Several interior side wall panels have minor nicks and gouges.

6.   Heads-up display fairing installed in the cockpit.

7.   Heads-up display fairing cracked.

8.   Plastic trim panel above captain's windshield cracked.

9.   Trim panel around alternate gear extension handle cracked.

10.  Observer's shoulder harness frayed.

11.  Left horizontal de-ice boot has nine (9) patches.

12.  Right propeller ice shield needs repair.

13.  Main wheels and brakes have less than 50% wear remaining.

14.  Bottom edges of left and right fingernail assemblies are uneven.

                                   SCHEDULE 3

             TIME CONTROLLED / LIFE LIMITED PARTS STATUS AT DELIVERY

    AIRCRAFT:  TOTAL TIME 32,169  TOTAL CYCLES 43,888  DATE 17 FEBRUARY 2000

                                                                    TIME SINCE
NOMENCLATURE                POSITION           SERIAL NUMBER        OVERHAUL/INSTALLATION
--------------------------------------------------------------------------------------------
Cockpit Voice recorder      only               11109                      due
Flight Data Recorder        only               unk                        on condition
Air Cycle Machine           only               unk                        on condition
Starter/Generator           left               97099                       814 hr
Starter/Generator           right              229                        1117 hr
A/C Generator               left               209                        2215 hr
A/C Generator               right              197                        2149 hr
ELT                         only               405545                     due
Fire Bottle Disc. Cart.     F#1                970328                     1065 da
Fire Bottle Disc. Cart.     F#2                9703281                    1065 da
Fire Bottle Disc. Cart.     A#1                9703256                    1096 da
Fire Bottle Disc. Cart.     A#2                9703257                    1096 da
Fire Bottle, HST            fwd                1915OD1                    1033 da
Fire Bottle, HST            aft                14618D1                    1033 da
Crew O2 Bottle, HST         only               418582                      700 da
Transponder                 left               6898                        357 da
Transponder                 right              6278                        357 da
Propeller                   left               850910 Hub s/n 545          661 hrs
Blade, Prop.                #1                 854110                    5,504 hrs
Blade, Prop.                #2                 860037-7                    661 hrs
Blade, Prop.                #3                 852624                        1 hrs

Blade, Prop.                #4                 851485                      6707 hrs
Propeller Actuator          left               460                         5296 hrs
Propeller Control Unit      left               851134                      3227 hrs
Propeller                   right              850911 Hub s/n 1267        5,151 hrs
Blade, Prop.                #1                 887189-7                   5,151 hrs
Blade, Prop.                #2                 849987                     5,151 hrs
Blade, Prop.                #3                 850646                     5,316 hrs
Blade, Prop.                #4                 852785                     5,151 hrs
Propeller Actuator          right              890502                     1,773 hrs
Propeller Control Unit      right              891216                     2,525 hrs
Engine                      left               120077                      On Cond.
Impeller, LP                left               5C111                      19,495 cy
Impeller, HP                left               6C984                      24,905 cy
Cover, HP Front             left               A00041B1C                       1 cy
Cover, HP Rear              left               A0004RTL                        1 cy
Disc, HP                    left               A00040CR                        1 cy
Disc, LP                    left               40BO60                      6,238 cy
Disc, PT-1                  left               9X184                      24,872 cy
Disc, PT-2                  left               31Al77                     24,872 cy
Seal, Air Interstage        left               58BO33                          1 cy
Blades, HP                  left               various                     6,238 cy
Engine                      right              120096                      On Cond.
Impeller, HP                right              2E801                      18,611 cy
Impeller, LP                right              2F514                       9,476 cy
Cover, HP Front             right              96A129                      9,476 cy
Cover, HP Rear              right              95A274                      9,476 cy
Disc, HP                    right              94A120                      9,476 cy
Disc, LP                    right              40B604                      3,442 cy

Disc, PT-1                  right              26B499                      3,442 cy
Disc, PT-2                  right              40B952                      3,442 cy
Seal, Air Interstage        right              11B661                      9,476 cy
Blades, HP                  right              various                     3,442 cy
Ground Prox. Warning        only               1921                        2,580 hrs
Air Data Computer           left               88042640                      550 da
Air Data Computer           right              88112997                      489 da
Altimiter                   pilot                                          On Cond.
Altimeter                   co-pilot                                       On Cond.
Altimeter                   standby            8371                       602 da
Yolk Assembly, MLG          left               DCL105-85            OH 4,468 cy / LL 41,863 cy
Yolk Assembly, MLG          right              DCL119-86            OH    17 cy / LL 35,958 cy
Drag Strut, MLG             left               DCL122               OH     4 cy / LL 42,243 cy
Drag Strut, MLG             right              DCL227-87            OH 9,807 cy / LL 35,201 cy
Shock Strut, MLG            left               DCL224-87            OH 6,393 cy / LL*
Piston, MLG Shock Strut     left               0296WH               OH 6,393 cy / *36,026 cy
Cylinder, MLG Shock St.     left               DCL829               OH 6,393 cy / *6,393 cy
Link, MLG Up. Torque        left               DCL758               OH 6,393 cy / LL 16,076 cy
Link, MLG Lo. Torque        left               DCL621               OH 6,393 cy / LL 27,447 cy
Shock Strut, MLG            right              DCL399-89            OH     4 cy / LL*
Piston, MLG Shock Strut     right              DCL1025              OH     4 cy / *4 cy
Cylinder, MLG Shock St.     right              DCL474               OH     4 cy / *24,992 cy
Link, MLG Up. Torque        right              073                  OH     4 cy / LL 43,243 cy
Link, MLG Lo. Torque        right              DCL400               OH     4 cy / LL 23,731 cy
Pin, Strut to Yolk, MLG     left               DCL224-87                        / LL 6.393 cy
Pin, Strut to Yolk, MLG     right              DCL399-89                        / LL     4 cy
Stabilizer Stay, MLG        left               DCL240-87            OH 9,807 cy / LL 35,880 cy
Stabilizer Stay, MLG        right              DCL138-86            OH 4,468 cy / LL 38,331 cy

Drag Strut, NLG             only               DCL238-89            OH 4,468 cy / LL 29,890 cy
Shock Strut, NLG            only               DCL336-91            OH 2,988 cy / LL 22,627 cy
Cylinder, NLG Outer         only               DCL309               OH 2,988 cy / LL 25,197 cy
Cylinder, NLG Inner         only               DCL803WHM            OH 2,988 cy / LL 2,988 cy
Axel, NLG                   only               CH020                OH 2,988 cy / LL 43,888 cy
Trailing Arm, NLG           only               DCL186               OH 2,988 cy / LL 25,197 cy
Actuator, Steering, NLG     only               DCL-599-97           On Cond.    / LL 3,901 cy
Trunnion Plates, NLG        left & right       NSN                  On Cond     / LL 43,888 cy
Trunnion Cap, NLG           left & right       NSN                  On Cond.    / LL 43,888 cy

                                    EXHIBIT D

                     SCHEDULE OF MANUALS/MAINTENANCE RECORDS

                           DESCRIPTION                                         QUANTITY
---------------------------------------------------------------------------------------
Aircraft Journey and Maintenance Log Books                                     Numerous
Aircraft Technical Log Book, Record of Installations and Modifications         1
Engine Log Book for each Engine                                                1
Propeller Log Book for each Propeller                                          1
Component Serialization Record                                                 1
Aircraft Technical Log for Airframe                                            1
FAA Approved Flight Manual (FAA 102)                                           1
Weight & Balance Manual                                                        1
Customized Chapters Maintenance Manual                                         1
Customized Wiring Diagram Manual                                               1
Airworthiness Directive Records for Airframe, Engines and Propellers           Numerous
STC Record File                                                                1
Serviceable Tags for Time Controlled and Life Limited Parts                    1 Box
Serviceable Tags for On Condition Components                                   1 Box
Structural Deviation Inspection Requirements Log                               1
Electrical Load Analysis File                                                  1
Engineering Orders                                                             Numerous
Engineering Authorizations                                                     Numerous
Previous Maintenance Checks Accomplished, A1-A10, C-1 - C-6, 40K               1 ea
Computer Runs for Current status of Inspections, time controlled and LLP's     Numerous
Current Weight & Balance File                                                  1 ea


                                       D-1